SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

MODTECH HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing party:
(4)	Date filed:

MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 29, 2005

To the Holders of Common Stock of Modtech Holdings, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (“Special Meeting”) of Modtech Holdings, Inc. (the “Company”) will be held at the Company’s corporate headquarters, 2830 Barrett Avenue, Perris, California 92571, on Thursday, December 29, 2005 at 1:00 P.M., local time, for the following purposes:

1.	To approve the Company’s private placement transaction in which 2,046,000 shares of common stock and warrants to purchase an additional 1,023,000 shares of common stock were issued;

2.	To approve the issuance of shares of common stock to be issued upon the conversion of the Company’s $25.9 million convertible note and the exercise of related warrants;

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 25 million to 55 million;

4.	To approve an amendment to the Company’s 2002 Nonstatutory Stock Option Plan increasing the number of shares of common stock issuable upon exercise of options granted under the plan from 1 million shares to 2 million shares;

5.	To transact such other business as may properly come before the Special Meeting and any continuation or adjournment thereof.

The Board of Directors has fixed the close of business on November 4, 2005 as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting, and only stockholders of record at the close of business on that date will be entitled to vote at the Special Meeting. A copy of the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2004 (the “Annual Report”), a copy of the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2005 (the “Quarterly Report”), and a Proxy Statement accompany this notice.

All stockholders are cordially invited to attend the Special meeting in person. YOU ARE URGED TO PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING PRE-ADDRESSED, STAMPED ENVELOPE. Your proxy is revocable by written notice to the Company at any time prior to the exercise thereof. Your proxy will not be used if you are present at the Special Meeting and desire to vote your shares personally.

By Order of the Board of Directors,

Dennis L. Shogren,

Senior Vice President of Finance, Chief Financial Officer and Secretary

Perris, California

November 28, 2005

IMPORTANT:	WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO IT BEING EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE COMPANY. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE YOUR SHARES PERSONALLY IF YOU WISH.

MODTECH HOLDINGS, INC.

2830 Barrett Avenue

Perris, California 92571

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

To Be Held December 29, 2005

Purpose

Modtech Holdings, Inc. (sometimes referred to in this Proxy Statement as the “Company”) is sending out this Proxy Statement in connection with the solicitation by the Board of Directors of proxies to be voted at the Special Meeting of Stockholders to be held at the Company’s corporate headquarters, 2830 Barrett Avenue, Perris, California 92571, on Thursday, December 29, 2005 at 1:00 P.M. local time, and at any continuation or adjournment thereof (the “Special Meeting”). We are mailing this Proxy Statement, proxy card, our Annual Report and Quarterly Report to stockholders on or about November 30, 2005.

Proxies are being solicited to give all stockholders of record an opportunity to vote on matters to be presented at the Special Meeting. In the following pages of this Proxy Statement, you will find information on the matters to be voted on at the Special Meeting or any adjournment of that meeting.

Who Can Vote

You can vote if you were a stockholder of record of the Company as of the close of business on November 4, 2005. Your shares can be voted at the Special Meeting only if you are present or represented by a valid proxy.

How to Vote

You can vote your shares either by using the enclosed proxy card or by voting in person at the Special Meeting by written ballot. If you are planning to attend the Special Meeting, you should bring proof of identification for entrance to the meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present proof of identification and a statement from the broker, bank or other nominee, reflecting your beneficial ownership of our common stock as of November 4, 2005, as well as a proxy from the nominee to you.

Voting by Proxy

To vote your shares by proxy, complete and return the enclosed proxy card to us before the Special Meeting. We will vote your shares as you direct on your proxy card. You can specify on your card whether your shares should be voted to approve the completed private placement transaction in which we issued 2,046,000 shares of our common stock and warrants to purchase an additional 1,023,000 shares of our common stock, whether to approve the issuance of common stock to be issued upon the conversion of our $25.9 million convertible note and exercise of the related warrants, whether to approve an amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 25 million to 55 million and whether to approve an amendment to our 2002 Nonstatutory Stock Option Plan to increase the number of shares issuable upon exercise of options granted under the plan from 1 million to 2 million. You can abstain from voting on any or all of the proposals.

If you sign and return the proxy card, but do not specify how to vote, then we will vote your shares in favor of ratifying the private placement, in favor of approving the issuance of common stock to be issued upon the conversion of our $25.9 million convertible note and exercise of the related warrants, in favor of approving the amendment to the Certificate of Incorporation, and in favor of amending our 2002 Nonstatutory Stock Option Plan.

If any other matters are properly presented at the Special Meeting for consideration, then our officers named on your proxy card will have discretion to vote for you on those matters. As of the date of this Proxy Statement, we know of no other matters to be presented at the Special Meeting.

Voting at the Special Meeting

Written ballots will be available from the Company’s Secretary at the Special Meeting. If your shares are held in the name of a broker, then you must obtain a proxy, executed in your favor, from the holder of record in order for you to vote your shares at the meeting. Voting by proxy will not limit your right to vote at the Special Meeting if you decide to attend in person. However, if you do send in your proxy card, and also attend the Special Meeting, then there is no need to vote again, unless you wish to change your vote.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised at the Special Meeting by doing any of the following: (1) you can deliver a valid proxy with a later date; (2) you can notify the Company’s Secretary in writing at the address on the Notice of Special Meeting that you have revoked your proxy; or (3) you can vote in person by written ballot at the Special Meeting.

Determining the Number of Votes You Have

Your proxy card indicates the number of shares of common stock that you own. Each share of common stock has one vote.

Quorum

A majority of the outstanding shares of our common stock as of the record date must be present, either in person or by proxy, in order for a quorum to be present to conduct the Special Meeting. On November 4, 2005, 17,054,719 shares of our common stock were outstanding. Abstentions and broker non-votes are counted as present in determining whether or not there is a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner.

Required Vote – Approval of Private Placement

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal.

Required Vote – Approval of the Issuance of Common Stock

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal.

Required Vote – Approval of Amendment of Certificate of Incorporation

To be approved, this matter must receive the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” will have the effect of a negative vote on the proposal.

Required Vote – Approval of Amendment of 2002 Nonstatutory Stock Option Plan

To be approved, this matter must receive the affirmative vote of a majority of the total votes cast on the proposal. Brokers holding shares for beneficial owners do not have the discretion to vote on this matter, but may vote only if given voting instructions from the beneficial owner of the shares. An abstention or “broker non-vote” is not counted as a vote cast on the proposal.

Required Vote – Other Matters

For any other matters properly considered at the meeting to be approved, they must receive the affirmative vote of a majority of the total votes cast on the proposal, unless the vote of a greater number of shares is required by law or our Certificate of Incorporation or Bylaws.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. It is expected that proxies will be solicited exclusively by mail; however, if it should appear to be desirable to do so, solicitation may be made by telephone, telegraph or personal interview by our directors, officers and other regular employees, without extra compensation. We may also engage the services of a proxy solicitation firm to assist us. If we do so, we do not expect the cost of such services to exceed $10,000. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate voting materials to our stockholders, we are delivering only one set of this Proxy Statement and our Annual Report and Quarterly Report to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders.

How to Obtain a Separate Set of Voting Materials

If you share an address with another stockholder and have received only one set of voting materials, you may write or call us to request to receive a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling us at: (951) 943-4014 or by writing us at: Modtech Holdings, Inc. 2830 Barrett Avenue, Perris, California 92571 Attn: Dennis L. Shogren, Chief Financial Officer.

Proposal No. 1

APPROVAL OF THE PRIVATE PLACEMENT OF 2,046,000 SHARES OF COMMON STOCK AND WARRANTS TO PURCHASE AN ADDITIONAL 1,023,000 SHARES OF COMMON STOCK

Introduction

We are seeking stockholder approval of the private placement we completed in August 2005 in which we issued and sold a total of 2,046,000 shares of our common stock and warrants to purchase an additional 1,023,000 shares of common stock (the “2005 Transaction”). The securities were sold pursuant to the terms of a Securities Purchase Agreement, dated August 5, 2005, with certain investors, including institutional funds that were existing stockholders, and certain of our officers and directors (the “2005 Purchase Agreement”).

As discussed below, as a condition to the 2005 Transaction, we agreed to seek stockholder approval of the transaction. If this approval is obtained, it will eliminate the $6.20 floor on adjustments to the exercise price of the warrants issued in the 2005 Transaction in the event of future issuances of shares of common stock (or securities convertible into or exercisable for common stock) at a price per share that is less than the then current exercise price of the warrants.

The following discussion includes summaries of the 2005 Purchase Agreement, the First Amended and Restated Registration Rights Agreement among us and the investors in the 2005 Transaction and the form of Warrant to Purchase Common Stock issued to the investors, copies of which are attached to this proxy statement as Appendices A, B, and C, respectively. These summaries are qualified in their entirety by reference to those documents.

The following discussion also summarizes the provisions of additional agreements we have entered into with one of the investors and with our senior lender, Fortress Credit Corp.

Basic Terms

Under the 2005 Purchase Agreement, we issued to the investors and the investors purchased from us, a total of 2,046,000 shares of our common stock and warrants to purchase an additional 1,023,000 shares of common stock for an aggregate purchase price of $11,629,110. Those investors who were not our officers or directors paid $5.67 per share, including a warrant for one-half share. Our officers and directors who participated in the 2005 Transaction paid $6.285 per share, including a warrant for one-half share. The exercise price of the warrants is $8.00 per share and is subject to adjustment pursuant to weighted average anti-dilution provisions. The warrants are exercisable for a period of 5 years from the date of issuance, but do not become exercisable until six months after the closing of the 2005 Transaction.

The investors who participated in the 2005 Transaction held in the aggregate approximately 26.6% of the voting power of our outstanding shares prior to the transaction and approximately 37.3% after the closing of the transaction, but prior to the exercise of the warrants. If the warrants are fully exercised, the investors will hold approximately 40.9% of the voting power outstanding, assuming no further issuance of shares other than those acquired upon exercise of the warrants.

Background

As a result of our financial performance in 2004, we were required to replace our credit facility with Wells Fargo National Bank, as administrative agent, and the other lenders identified in the facility. As part of the replacement of this credit facility, on December 30, 2004, pursuant to a Securities Purchase Agreement dated the same date (the “2004 Purchase Agreement”), we issued to a new lender a $25 million Senior Subordinated Secured Convertible (the “Convertible Note) and a related warrant (the “2004 Warrant”), each with a term of five years.

On February 25, 2005, we completed the replacement of the Wells Fargo credit facility by entering into a $38 million credit facility with Fortress Credit Corp., as administrative and collateral agent, and the lenders identified in the new credit facility. At the time, we believed that the Convertible Note and the new credit facility, together with funds from operations, provided us with sufficient liquidity to meet our operating requirements for the foreseeable future.

Subsequently, we incurred additional losses and needed additional capital. Beginning in May 2005, our chief executive officer, David M. Buckley, and our chairman of the board, Charles C. McGettigan, began exploring financing alternatives. As part of this process, they contacted various parties including both the holder of the Convertible Note and the Peninsula Fund LLP which, at the time, was one of our stockholders. The note holder proposed terms that were not acceptable, but the proposal by the Peninsula Fund LLP was acceptable.

Mr. McGettigan worked with the Peninsula Fund LLP to develop mutually agreeable terms and conditions of an equity financing transaction which included other institutional funds. Certain of the funds required as a condition of their participation that a number of our officers and directors invest in the equity transaction with the other funds.

It was agreed that the purchase price for each share of common stock, plus a warrant for one-half of a share of common stock, would be the average of the closing bid prices of our common stock for the five-day trading period from May 26, 2005, through June 2, 2005. This resulted in a purchase price of $5.67 per share. Because the 2005 Transaction was going to close in advance of stockholder approval, Nasdaq Market Place Rules required that our officers and directors purchase their shares and warrants at a price per share that was the greater of (i) the book value of our shares or (ii) the closing bid price on the day preceding the execution of the 2005 Purchase Agreement, plus, in each case, 1/8th multiplied by the percentage warrant coverage that would occur if the warrant exercise price was reduced to the lowest amount permitted under the warrants without prior stockholder approval. This resulted in an increase in price of $0.085 per share.

Pursuant to Nasdaq Market Place Rules, book value was the amount reflected in our 10-Q report for the period ended March 31, 2005, or $6.10 per share. From July 13, 2005, until August 3, 2005, the book value of our shares exceeded the closing bid price by an average of $0.10 per share. On August 4th and August 5th, the closing bid price rose to $6.20 and our officers and directors purchased their shares and warrants at a price of $6.285 per share of common stock (including a warrant for one-half share).

Section 144 of the Delaware General Corporation Law governs “related party transactions” or transactions in which a board member or officer of a corporation has a direct or indirect financial interest. Delaware law provides that such transactions are not void or voidable even if the interested director is present at, participates in and votes on the transaction: (i) if the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors, and the board of directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors may be less than a quorum; or (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is approved in good faith by the vote of the stockholders.

At a board of directors meeting held on June 7, 2005 the general terms of the 2005 Transaction were discussed and found to be in the best interests of the company and our stockholders. Our officers were authorized to complete the negotiation of the transaction and prepare the definitive agreements. Separately, our independent directors unanimously approved the terms of the transaction and the participation of our officers and directors in the transaction.

On June 24, 2005, our board of directors met again to review the progress of the negotiations and documentation and again reviewed the terms of the transaction. On July 18, 2005, our board approved the terms of the substantially completed documentation and authorized our officers to finalize the transaction.

In considering the 2005 Transaction, our board of directors and our independent directors took into account a number of factors, including:

•	the size of the discount from market price being offered to the institutional investors relative to the discounts being offered in similar transactions;

•	the fact that our officers and directors that were participating in the transaction were doing so to satisfy a condition imposed by certain institutional investors and were paying a premium for their shares and warrants compared to the price the institutional investors paid;

•	the planned use of the proceeds to pay down our term loan with our senior lender and provide working capital for ongoing operations;

•	the fact that the financing would enable us to amend our financial covenants with our existing lenders and obtain permanent waivers of prior noncompliance with existing financial covenants;

•	the expected impact of the financing and use of proceeds on our operations and financial performance; and

•	our need for immediate financing, the lack of financially superior alternatives, and the fact that the 2005 Transaction would offer a comprehensive financing solution to our long term operating goals.

Use of Proceeds

The proceeds from the 2005 Transaction of approximately $11.6 million are being used for working capital purposes. Approximately $8.6 million has been used to pay down our credit facility with our senior lender, Fortress Capital. We plan to use the remaining $3 million, together with any proceeds we might receive upon exercise of the warrants, as working capital for ongoing operations.

Why We Are Seeking Stockholder Approval

The 2004 Purchase Agreement, pursuant to which the Convertible Note and 2004 Warrant were issued to one of our lenders, prohibits any issuance of common stock or warrants at a price per share that is less than the conversion price of the Convertible Note without stockholder approval of the matters described in the following Proposal No. 2 set forth in this Proxy Statement. The purchase price of the common stock and the exercise price of the warrants sold in the 2005 Transaction were both below the conversion price of the Convertible Note. The holder of the Convertible Note agreed to allow the 2005 Transaction to close without the stockholder approval required under the 2004 Purchase Agreement, but we are now obligated under the terms of the 2005 Purchase Agreement to seek stockholder approval of the 2005 Transaction.

Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq National Market. The issuance of the warrants and shares of common stock in the 2005 Transaction did not require stockholder approval under Nasdaq Marketplace Rule 4350(i) because the exercise price of the warrants was not less than the greater of the book or market value of our common stock. We are seeking stockholder approval of the 2005 Transaction in accordance with the Nasdaq Marketplace Rules. If such approval is obtained, the exercise price of the warrants issued in the 2005 Transaction may be reduced in the future below $6.20 per share pursuant to the anti-dilution provisions of the warrants as described below.

Voting Agreement

As a condition of the 2005 Transaction, the holder of the Convertible Note required that Charles A. Gwirtsman, Charles C. McGettigan, Jon D. Gruber, J. Patterson McBaine, Gruber & McBaine Capital Management and Peninsula Capital Management execute Voting Agreements agreeing to vote their shares in favor of the “Stockholder Approval” as defined in the 2004 Purchase Agreement which approval relates to the 2005 Transaction. Mr. Gwirtsman and Mr. McGettigan are directors of our company, and all of the parties, except for Mr. Gwirtsman, were investors in the 2005 Transaction. These parties hold, in the aggregate, approximately 5,708,000 shares, or 33.8% of the currently outstanding shares of our common stock.

Terms of Common Shares & Warrants

Two million shares of common stock were sold to the investors in the 2005 Transaction at a price of $5.67 per share, which included a warrant for one-half of a share. Our officers and directors who participated in the

2005 Transaction purchased an aggregate of 46,000 shares at $6.285 per share, which included a warrant for one-half of a share. The warrant issued to each investor is exercisable for up to 50% of the number of shares of common stock purchased by them in the 2005 Transaction. The exercise price of the warrants is $8.00 per share. The warrants have a term of five years from the closing of the 2005 Transaction, but do not become exercisable until 6 months after the closing. The warrants have a weighted average anti-dilution provision that will cause an adjustment to the exercise price and number of shares of common stock issuable upon exercise of the warrants, but the exercise price cannot be reduced below $6.20 per share without prior stockholder approval.

If we issue or sell, or pursuant to the warrants are deemed to have issued or sold, any shares of our common stock (excluding certain issuances or sales described below) for a price per share less than the exercise price of the warrants in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the exercise price then in effect shall be reduced to an amount equal to the product of (A) the exercise price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the exercise price in effect immediately prior to such Dilutive Issuance and the number of shares of our common stock deemed outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by us upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the exercise price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of our common stock deemed outstanding immediately after such Dilutive Issuance. For example, if we issue an additional 2 million shares at $5 per share and the number of shares outstanding immediately prior to such issuance remains at 17,054,719, which is the number outstanding as of November 4, 2005, then pursuant to the anti-dilution provisions, the exercise price of the warrants will be reduced from $8 per share to $7.69 per share.

In addition, upon an adjustment of the exercise price as described above, the number of shares of common stock to be received upon exercise of the warrants shall be adjusted to the number of shares of common stock determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of number of shares of common stock acquirable upon exercise of the warrants immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment. In the example given above the number of shares that may be acquired upon exercise of the warrants will increase from 1,023,000 to 1,064,239.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon conversion or the exercise of certain convertible securities, pursuant to certain underwritten public offerings, or pursuant to certain acquisitions by us.

Registration Rights

In connection with the 2005 Transaction, we entered into a First Amended and Restated Registration Rights Agreement which amended and restated the Registration Rights Agreement we had entered into in the 2004 Transaction. Pursuant to the First Amended and Restated Registration Rights Agreement, we prepared and filed with the Securities and Exchange Commission a registration statement covering resales by the investors of the shares of common stock purchased in the 2005 Transaction and issuable upon exercise of the warrants issued in the transaction, as well as resales by the investor in the 2004 Transaction of (i) shares of common stock to be acquired upon exercise of the 2004 Warrant (ii) shares of common stock to be acquired by the investor upon exercise of a new warrant granted to it in connection with, but not part of, the 2005 Transaction and (iii) shares of common stock to be acquired by the investor upon the conversion of the Convertible Note which was amended and restated concurrently with the 2005 Transaction to increase its principal balance from $25 million to $25.9 million. The registration statement was declared effective on November 22, 2005.

We will bear all reasonable expenses of the registration, other than underwriting discounts and commissions. We will also reimburse two of the institutional investors for the fees and disbursements of their respective legal counsel up to a maximum of $10,000 each.

We have agreed to indemnify the investors against any losses, including fees and expenses, which may arise out of an untrue statement or an omission of a material fact required to be stated in the registration statement, other than losses arising out of written information furnished by the investors for use in connection with the registration statement. Each investor has agreed to indemnify us against any losses that may arise out of written information furnished by the investor for use in connection with the registration statement. The amounts that any investor may be obligated to indemnify us or any underwriter for are limited to the net proceeds the investor receives from the sale of registrable securities under the registration statement.

Interests of Officers and Directors in the Private Placement

As a condition of their investment in the private placement, certain of the institutional funds required that there be some level of participation in the private placement by our officers and directors. As a result, the following officers and directors purchased the shares and warrants indicated opposite their names at a price of $6.285 per share, which price included a warrant for one-half share.

Name	Position	No. of Shares	Warrants
Charles C. McGettigan	Director, Chairman of the Board	15,900	7,950
Myron A. Wick, III	Director	15,900	7,950
David M. Buckley	President, Chief Executive Officer and Director	4,000	2,000
Dennis L. Shogren	Senior Vice President, Chief Financial Officer and Secretary	5,400	2,700
Ronald C. Savona	Senior Vice President and Chief Operating Officer	1,600	800
Karen Andreasen	Senior Vice President, Human Resources	1,600	800
Richard Bartolotti	Senior Vice President, Marketing and Sales	1,600	800

Each of these officers and directors executed a lock up letter pursuant to which they agreed not to engage in any transactions concerning our common stock, (including purchases or sales) during the period that begins August 5, 2005 and ends 180 days after the registration statement we have agreed to file in connection with the 2005 Transaction has remained continuously effective. These letters do not apply to the sale of shares of common stock pursuant to the registration statement or to the sale of up to 5% of the common stock owned by these officers and directors on August 5, 2005.

Other than as described above, our officers and directors will receive no payments or benefits as a result of the 2005 Transaction.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal or other similar rights in connection with the 2005 Transaction.

Other Transactions

In connection with the 2005 Transaction, we entered into a First Amendment and Waiver of Financing Agreement with Fortress Credit Corp., as administrative and collateral agent, and the lenders identified in the amendment which (i) waived compliance by us with the financial covenants under the Financing Agreement with such parties, dated February 25, 2005, and (ii) amended the financial covenants of that Financing Agreement. The closing of the 2005 Transaction was a condition to our receiving this amendment and waiver.

We also entered into a Consent, Waiver, Amendment and Exchange Agreement (the “Waiver”), dated August 5, 2005, with the lender to whom we had issued the Convertible Note. The Waiver waived certain events of default by us under our prior agreements with the holder of the Note. In connection with the Convertible Note and the Waiver we issued a warrant to the holder of the Convertible Note for 8,276 shares of our common stock

(the “2005 Warrant”). The 2005 Warrant was in addition to both the warrant the holder purchased in the 2005 Transaction and the 2004 Warrant.

Following the closing of the 2005 Transaction, the conversion price of the Convertible Note and the exercise price of the 2004 Warrant were reduced from $8.70 each to $8.57 and $8.56, respectively, pursuant to their anti-dilution provisions. The anti-dilution provisions of the Convertible Note and 2005 Warrant do not allow for further adjustment to the conversion price and exercise price, respectively, without the stockholder approval described in the following Proposal No. 2.

Effect of the Approval of this Proposal No. 1 on Current Stockholders

If the 2005 Transaction is approved by the stockholders, the exercise price of the warrants issued in the transaction may, upon future Dilutive Issuances, be reduced below $6.20 per share in accordance with the anti-dilution provisions of the warrants as described above. As described above, as the warrant exercise price is lowered, the number of shares of common stock that can be purchased upon exercise of the warrant increases. This results in greater dilution of the percentage ownership of the current stockholders.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” approval of the 2005 Transaction.

Proposal No. 2

APPROVAL OF THE ISSUANCE OF THE SHARES OF COMMON STOCK TO BE ISSUED

UPON CONVERSION OF A $25.9 MILLION CONVERTIBLE NOTE AND EXERCISE

OF THE RELATED WARRANTS

Introduction

We are seeking approval of the issuance of the common stock to be issued upon conversion of our $25.9 million Senior Subordinated Secured Convertible Note and exercise of the related warrants in order to remove the $8.57 floor on the conversion price of the note and the $8.56 floor on the exercise price of the related warrants and to eliminate the limitation on the number of shares of common stock which can be acquired upon conversion of the note and exercise of the warrants.

On December 30, 2004, we closed a private placement (the “2004 Transaction”) in which we issued a $25 million Senior Subordinated Secured Convertible Note which was convertible into shares of our common stock at $8.70 per share (the “Convertible Note”) and a related warrant to purchase our common stock at an exercise price of $8.70 per share (the “2004 Warrant”). In connection with the 2005 Transaction described in Proposal No. 1 above, the Convertible Note was amended and restated to increase its principal balance from $25 million to $25.9 million and an additional warrant to purchase common stock at an exercise price of $8.70 per share was issued (the “2005 Warrant).

The conversion price of the Convertible Note and the exercise price of the 2004 Warrant and 2005 Warrant (collectively the “Warrants”) are both subject to weighted average anti-dilution provisions that are operative upon certain future issuances of securities, but cannot be adjusted below a floor of $8.57 per share for the Convertible Note and $8.56 per share for the Warrants (each an “Applicable Floor Price”) without stockholder approval. Also, under the terms of the 2004 Transaction, the shares of common stock to be issued upon conversion of the Convertible Note and exercise of the Warrants cannot in the aggregate be 20% or more of our common stock outstanding prior to the 2004 Transaction (the “Share Ceiling”). Following the closing of the 2005 Transaction, the conversion price of the Convertible Note was reduced to $8.57 and the exercise price of the Warrants was reduced to $8.56 pursuant to their respective anti-dilution provisions.

In connection with the 2004 Transaction, we agreed to seek, in accordance with the Nasdaq Marketplace Rules, stockholder approval of the issuance of the shares of common stock to be issued upon conversion of the Convertible Note and Warrants. If this approval is obtained, the Applicable Floor Prices and the Share Ceiling will be removed pursuant to the terms of the Convertible Note and the Warrants. As a result, if we issue or sell, or are deemed to issue or sell, shares of common stock in the future at a price that is less than the conversion price of the Convertible Note or exercise price of the Warrants, the conversion price and exercise price may be adjusted pursuant to the anti-dilution provisions of the Convertible Note and the Warrants to a price per share that is less than the Applicable Floor Price. In addition, the conversion of the Convertible Note and the exercise of the Warrants may result in the issuance to the holder thereof of shares of common stock equal to 20% or more of our outstanding common stock or voting power prior to the closing of the 2004 Transaction.

If this Proposal No. 2 is not approved, except for certain excluded securities such as those issued in connection with employee benefit plans, we may not issue or sell shares of common stock (or securities convertible into or exercisable for common stock) at a per share price below $8.57. This may limit our ability to obtain future financing.

As discussed below, stockholder approval is required by the Nasdaq Marketplace Rules prior to the issuance in a private placement of common stock (or securities convertible into, or exercisable for common stock) equal to 20% or more of the common stock or voting power outstanding prior to the issuance for less than the greater of the book or market value of the stock.

The following discussion includes summaries of the Convertible Note and the Warrants, copies of which are attached to this Proxy Statement as Appendices D and E. The summaries are qualified in their entirety by reference to the documents.

Basic Terms

General. On December 30, 2004, we entered into a Securities Purchase Agreement (the “2004 Purchase Agreement”) with an investor for the private placement of the Convertible Note in the principal amount of $25 million and the issuance of the related 2004 Warrant. In connection with the 2004 Transaction, we also entered into a Registration Rights Agreement with the investor. At the closing, we entered into a Pledge Agreement and Security Agreement with the investor. Pursuant to the Purchase Agreement, we made certain covenants with the investor, including: (i) we would seek stockholder approval pursuant to the Nasdaq Marketplace Rules described below to eliminate the Applicable Floor Price and Share Ceiling provisions contained in the Convertible Note and the 2004 Warrant, and (ii) in the absence of such stockholder approval, that we would not issue or sell securities at a per share price less than $8.57.

In connection with the 2005 Transaction described in Proposal No. 1, we amended and restated the Convertible Note, increasing its principal balance to $25.9 million, and we also issued the related 2005 Warrant. The agreement to seek stockholder approval pursuant to the Nasdaq Marketplace Rules applies to the amended and restated Convertible Note, the 2004 Warrant and the 2005 Warrant.

Convertible Note. The Convertible Note accrues interest at a rate of 7% per annum with accrued interest payable quarterly in arrears in cash. The Convertible Note matures on December 31, 2009 and is convertible into shares of our common stock at a conversion price of $8.70, subject to weighted average anti-dilution provisions described below. Following the closing of the 2005 Transaction, the conversion price of the Convertible Note was reduced to $8.57. At that conversion price and subject to the Share Ceiling, the Convertible Note is convertible into 3,022,170 shares of our common stock.

Subject to certain conditions, at any time after December 31, 2007, we may convert the Convertible Note into our common stock if the weighted average price of the common stock equals or exceeds 175% of the then current conversion price of the Convertible Note for a specified period.

On June 30, 2006, 2007 and 2008, the holder of the Convertible Note may require us to redeem in cash up to 32%, 36%, and 32%, respectively, of the original principal balance, plus accrued interest. If our senior credit facility prohibits the first or second redemptions to be made entirely in cash, we may, at our option, deliver shares of common stock in lieu of certain portions to be paid in cash provided the shares have been registered for resale and we have met certain other conditions.

Upon a change of control (as defined in the Convertible Note), the holder of the note may require us to redeem all or a portion of the Convertible Note at a price in cash equal to the greater of (i) the product of (x) the change of control premium, (y) the conversion amount being redeemed and (z) the quotient determined by dividing (a) the closing sale price of the our common stock immediately following the public announcement of such proposed change of control by (b) the conversion price and (ii) the product of (x) the change of control premium and (y) the conversion amount being redeemed (as such terms are defined in the Convertible Note).

An event of default will occur under the Convertible Note for a number of reasons, including our failure to pay when due any principal, interest or late charges on the Convertible Note, certain defaults on our indebtedness other than the Convertible Note, certain events of bankruptcy and our breach or failure to perform in respect of representations and obligations under the Convertible Note. Upon the occurrence of an event of default, our obligations under the Convertible Note may become due and payable in accordance with the terms thereof at a price equal to the greater of (i) the product of (x) the conversion amount to be redeemed and (y) the redemption premium and (ii) the product of (x) the conversion rate with respect to such conversion amount in effect at such time as the holder delivers an event of default redemption notice and (b) the closing sale price of our common stock on the date immediately preceding such event of default (as such terms are defined in the Convertible Note).

Warrants. In connection with the issuance of the Convertible Note and the 2005 Transaction, we issued the Warrants to the holder of the Convertible Note that are currently exercisable for an aggregate of 242,057 shares of our common stock. The Warrants are exercisable until December 31, 2009 at an exercise price of $8.56 per share, subject to anti-dilution provisions similar to the provisions set forth in the Convertible Note and described below. The original exercise price of $8.70 per share was adjusted to $8.56 concurrently with the closing of the 2005 Transaction described in Proposal No. 1.

Registration Rights. In connection with the 2004 Transaction, we entered into a Registration Rights Agreement with the holder of the Convertible Note. This agreement was amended and restated by the First Amended and Restated Registration Rights Agreement described in Proposal No. 1. The resale of the shares of common stock to be issued upon conversion of the Convertible Note and exercise of the Warrants is covered by the Amended and Restated Registration Rights Agreement.

Pledge and Security Agreement. Our obligations under the Convertible Note are secured by substantially all of our assets.

Anti-dilution Provisions of the Convertible Note and the Warrants. If we issue or sell, or pursuant to the Convertible Note and the Warrants are deemed to have issued or sold, any shares of our common stock (excluding certain issuances or sales described below) for a price per share less than the conversion price (in the case of the Convertible Note) or the exercise price (in the case of the Warrants) in effect immediately prior to such issue or sale (a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the conversion price or the exercise price (or both) then in effect shall be reduced to an amount equal to the product of (A) the conversion price or the exercise price, respectively, in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the conversion price or the exercise price, respectively, in effect immediately prior to such Dilutive Issuance and the number of shares of our common stock deemed outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by us upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the conversion price or the exercise price, respectively, in effect immediately prior to such Dilutive Issuance by (II) the number of shares of our common stock deemed outstanding immediately after such Dilutive Issuance.

In addition, in the case of the Warrants, upon an adjustment of the exercise price as described above, the number of shares of common stock to be received upon exercise of the Warrants shall be adjusted to the number of shares of common stock determined by multiplying the exercise price in effect immediately prior to such adjustment by the number of number of shares of common stock acquirable upon exercise of the Warrant immediately prior to such adjustment and dividing the product thereof by the exercise price resulting from such adjustment.

The anti-dilution provisions above do not apply to certain “excluded securities,” including securities issued in connection with employee benefit plans, upon conversion of the Convertible Note or the exercise of the Warrants, pursuant to certain underwritten public offerings, or pursuant to certain acquisitions by us.

Currently, the anti-dilution adjustments described above are subject to the Applicable Floor Price such that if a Dilutive Issuance were to occur, the conversion price and exercise price could not be reduced to a price lower than the Applicable Floor Price. If the stockholders approve this Proposal No. 2, the Applicable Floor Price will be eliminated for both the Convertible Note and the Warrants such that the conversion price and exercise price can be reduced to a price lower than $8.57. In addition, if stockholders approve this Proposal No. 2, the Share Ceiling will be lifted and we could issue upon conversion of the Convertible Note and exercise of the Warrants shares of common stock that equal or exceed 20% of our outstanding shares prior to the closing of the 2004 Transaction.

Background

As a result of our financial performance in 2004, we were required to replace our credit facility with Wells Fargo National Bank, as administrative agent, and the other lenders identified in the facility. We retained Rodman & Renshaw LLC to assist us in locating a replacement lender. A proposal was made by the new lender in October 2004. Our board of directors reviewed and discussed the proposal in late October 2004 and authorized our officers to complete the negotiation of the transaction and the preparation of the definitive documents. Our board reviewed the progress of negotiations in November 2004. The transaction was finalized and approved by the board in late December 2004 and on December 30, 2004, pursuant to the Purchase Agreement, we issued to the new lender the Convertible Note and 2004 Warrant. The conversion price of the Convertible Note was $8.70 which equaled 115% of the arithmetic average of the weighted average price of our common stock on the five trading days commencing with the first trading day after December 31, 2004. The exercise price of the 2004 Warrant was also $8.70.

In considering the issuance of the Convertible Note and 2004 Warrant, our board of directors considered a number of factors, including:

•	the premium over market price of the conversion price and exercise price;

•	the planned use of the loan proceeds to partially pay down our term loan; and

•	our need for immediate financing and the lack of financially superior alternatives.

Use of Proceeds

The proceeds from the 2004 Transaction of approximately $25 million are being used for working capital purposes. Six million dollars was used to pay down our credit facility with Wells Fargo and through November 15, 2005, approximately $9 million has been used as working capital for ongoing operations. Pursuant to the terms of the 2004 Transaction, the remaining $10 million of proceeds is restricted and will not become available for use by us until we have met certain profitability requirements. We plan to use the remaining $10 million proceeds when and if released, together with any proceeds we might receive upon exercise of the Warrants, as working capital for ongoing operations.

Interests of Officers and Directors

None of our officers or directors participated in the 2004 Transaction or received any benefit from the 2004 Transaction.

No Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights or other similar rights in connection with the 2004 Transaction.

Why We Are Seeking Stockholder Approval

We are seeking stockholder approval of the issuance of the common stock to be issued in upon conversion of the Convertible Note and exercise of the Warrants in order to (i) eliminate the Applicable Floor Price and Share Ceiling provisions contained in the Convertible Note and the Warrants in accordance with the terms of the Convertible Note and the Warrants (ii) comply with the Nasdaq Marketplace Rules and (iii) fulfill a covenant made as a condition to consummating the 2004 Transaction.

Nasdaq Marketplace Rules. Rule 4350(i) of the Nasdaq Marketplace Rules requires stockholder approval for the issuance of securities other than in a public offering at a price per share less than the greater of the book or market value of a company’s stock, where the amount of securities being issued represents 20% or more of an issuer’s outstanding listed securities or 20% or more of the voting power outstanding before the issuance.

We are subject to the Nasdaq Marketplace Rules because our common stock is listed on the Nasdaq National Market. The issuance of the Convertible Note and the 2004 Warrant in the 2004 Transaction and the issuance of the 2005 Warrant in the 2005 Transaction did not require stockholder approval under Nasdaq Marketplace Rule 4350(i) because of the Applicable Floor Price and Share Ceiling provisions. We are seeking stockholder approval pursuant to Rule 4350(i) so that pursuant to the terms of the Convertible Note and the Warrants, if stockholder approval is obtained, the Applicable Floor Price and Share Ceiling provisions contained in the Convertible Note and the Warrants will be eliminated.

If the Applicable Floor Price and Share Ceiling are eliminated, then following future issuances of shares of common stock (or securities convertible into or exercisable for such shares) at a price below the then current conversion price of the Convertible Note or exercise price of the Warrants, it is possible for such conversion or exercise price to be adjusted to a price that is below the market price of the common stock as of the closing of the 2004 Transaction. In addition, it will also be possible for the number of shares of common stock to be issued upon conversion of the Convertible Note or exercise of the Warrants to equal or exceed 20% of the outstanding shares or voting power as of the closing of the 2004 Transaction.

Covenant of the Transaction. In addition, as a condition to consummating the 2004 Transaction, we agreed to seek stockholder approval of the issuance of the securities in accordance with Nasdaq Marketplace Rules. We have agreed that if stockholder approval is not obtained at the Special Meeting, we will continue to seek, at our expense, stockholder approval during each calendar quarter thereafter until stockholder approval is obtained.

Effect of the Approval of this Proposal No. 2 on Current Stockholders

The total number of shares of common stock currently issuable upon conversion of the Convertible Note and exercise of the Warrants in full is limited to less than 20% of the shares of common stock outstanding immediately prior to the 2004 Transaction, or approximately 2,898,550 shares. If this Proposal No. 2 is approved, the number of shares that may be currently issued upon conversion of the Convertible Note and the Warrants will increase to 3,264,227, which represents approximately 23% of the shares of common stock outstanding immediately preceding the 2004 Transaction. However, under the terms of the Convertible Note and Warrants their holder may not be issued shares of common stock upon conversion or exercise in an amount sufficient to cause the holder to beneficially own more than 4.99% of our common stock immediately after the issuance after giving effect to the issuance. The holder may, at its election, increase this percentage ownership limitation to 9.99%.

In addition to the elimination of the Share Ceiling, approval of this Proposal No. 2 will remove the Applicable Floor Price in both the Convertible Note and the Warrants and the conversion price of the Convertible Note and the exercise price of the Warrants will be immediately reduced to $7.82. The reduction in the exercise price of the Warrants to $7.82 will increase the number of shares that can be purchased on exercise of the Warrants from 242,057 to 264,963, further diluting the percentage ownership of current stockholders. Future issuances of shares of common stock (or securities convertible into or exercisable for such shares) at a price below the then current exercise price of the Warrants will result in additional reductions in the exercise price and increases in the number of shares to be acquired upon exercise of the Warrants. This will result in additional dilution to current stockholders.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” approval of the issuance of the shares of common stock to be issued upon conversion of the Convertible Note, and the Warrants.

Proposal No. 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 25 MILLION SHARES TO 55 MILLION SHARES.

We currently are authorized to issue up to 25 million shares of common stock. As of November 4, 2005, we had 17,054,719 shares outstanding. As of that date, an additional 1,358,501 shares of our common stock were issuable upon exercise of outstanding stock options and an additional 68,823 shares were reserved under our stock option plans for future grants of options. We also had reserved for issuance upon exercise of outstanding warrants, including those described in Proposal No. 1 and Proposal No. 2 above and conversion of the outstanding convertible note also described in such proposals, an additional 5,714,799 shares.

Our Board of Directors believes that it is advisable and in our best interests to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. As a result, our Board of Directors approved an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 25 million to 55 million.

The increased authorized shares of common stock will enable us to have sufficient shares available to issue in conjunction with (i) the proposed amendment to our 2002 Nonstatutory Stock Option Plan as described below (ii) future employee incentive plans pursuant to which stocks or options could be granted to provide additional incentive to attract and retain the best qualified personnel; (iii) the raising of additional equity capital or convertible debt to fund business operations; and (iv) future acquisitions of property, securities or businesses of other persons. We currently have no agreements or understandings with respect to any such acquisitions.

If the amendment to the Certificate of Incorporation is approved by the stockholders, the additional shares will be available for issuance from time to time by us at the discretion of our Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by Nasdaq Marketplace Rules), for any proper corporate purpose, including those described in the preceding paragraph.

The amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock, if approved by the stockholders, will be effective upon filing a Certificate of Amendment with the Delaware Secretary of State.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the amendment to our Certificate of Incorporation to increase our authorized common stock from 25 million shares to 55 million shares.

Proposal No. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2002 NONSTATUTORY STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES UNDER THE PLAN

FROM 1 MILLION TO 2 MILLION

The Board of Directors has approved an amendment to the Company’s 2002 Nonstatutory Stock Option Plan (the “2002 Plan”) to increase the shares authorized to be issued under awards granted thereunder from 1 million to 2 million. The amendment is necessary to cover future grants of options under the 2002 Plan. Prior to the amendment, 19,677 shares remained available for option grants under the 2002 Plan.

The 2002 Plan was approved at the annual meeting of shareholders held on August 6, 2002. The purpose of the 2002 Plan is to provide an additional incentive to employees and directors to enter into and remain in the service or employ of the Company by providing such individuals with an opportunity to receive grants of options. In addition, the Board of Directors believes that the receipt of such options encourages the recipients to contribute materially to the growth of the Company and further align the interests of such recipients with the interests of stockholders.

Stockholder approval of the amendment to the 2002 Plan is required under Nasdaq Marketplace Rules and for the Company to maintain the deductibility of performance-based compensation granted under the 2002 Plan to the extent such compensation might be subject to Section 162(m) of the Internal Revenue Code of 1986.

Summary Description of the 2002 Plan

General

The 2002 Plan permits the Company to grant nonstatutory stock options to employees, officers, directors, consultants, independent contractors and advisors of the Company and any of its subsidiaries or parent companies. No other form of stock option, stock grant, or stock bonus, including, without limitation, incentive stock options, may be granted under the 2002 Plan.

The 2002 Plan is administered by a committee of the Board of Directors comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 appointed to administer the 2002 Plan, or if no such committee is appointed, by the Board of Directors acting as the committee (collectively the “Committee”). The Committee has the authority to determine: (i) the individuals to whom options shall be granted; (ii) the size and terms of the options to be made to each individual and (iii) the time when the options will be granted and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability. The Committee also has the authority to interpret any provision of the 2002 Plan or any award granted thereunder.

The exercise price of the stock options is determined by the Committee and set forth in an option agreement entered into with the optionee, provided, however, that the exercise price cannot be less than the fair market value of the Company’s common stock on the date of grant. The fair market value is deemed to be the closing price on the Nasdaq National Market on the date of grant. On November 25, 2005, the closing price for a share of the Company’s common stock, as reported on the Nasdaq National Market, was $8.55.

The Committee specifies the time or times at which the options will be exercisable. Subject to the provisions of the stock option agreements, the options may be exercised in whole or in part. The exercise price of options granted under the 2002 Plan shall be paid in cash, or when approved by the Committee and allowed by applicable law, the exercise price may be paid by (i) cancellation of indebtedness of the Company to the option holder, (ii) surrender of shares of Company common stock owned by the option holder, (iii) tender of a full recourse promissory note, (iv) waiver of compensation due to or accrued by the option holder for services rendered, (v) a “same-day sale” commitment from the option holder and a National Association of Securities Dealers, Inc. (“NASD”) broker, (vi) a “margin” commitment from the option holder and an NASD broker, or (vii) any combination of the foregoing.

Except as otherwise determined by the Committee and set forth in the option grant, options may be exercised up to 12 months following the termination of employment due to the death or disability of the optionee and up to three months following termination of employment for any other reason, except for cause. An optionee’s unexercised options will be canceled upon termination for cause. Notwithstanding the foregoing three-month and 12-month periods, no option may be exercised after the period of exercisability set forth in the option agreement.

Optionees may not assign or transfer their options except by testamentary will or by the laws of descent and distribution.

If any option granted pursuant to the 2002 Plan expires or terminates for any reason without being fully exercised, the remaining shares underlying the option can become available again for issuance in connection with future stock option grants.

In the event of a merger, consolidation, dissolution or liquidation of the Company, the sale of substantially all of the assets of the Company or any other similar corporate transaction, the successor corporation may assume, replace or substitute equivalent awards in exchange for those granted under the 2002 Plan or provide substantially similar consideration, shares or other property as was provided to stockholders of the Company in such transaction (after taking into account the provisions of the awards). In the event that the successor corporation in such transaction does not assume or substitute the options awarded, such options will expire upon the closing of such transaction at such time and upon such conditions as the Committee determines. The Committee may elect to fully or partially accelerate the vesting of options prior to the closing of the transaction.

The Board of Directors may amend or terminate the 2002 Plan at any time without the approval of the stockholders of the Company, unless such approval is required by law, the Nasdaq Market Marketplace Rules, or otherwise.

The foregoing summary of the 2002 Plan is qualified in its entirety by reference to the 2002 Plan, a copy of which is attached to this Proxy Statement as Appendix F.

Federal Income Tax Information

The following is a brief summary as of the date of this Proxy Statement of the federal income tax consequences to the Company and option holders under the 2002 Plan. The federal tax laws may change and the federal, state and local tax consequences for any option holder will depend upon his or her individual circumstances.

An option holder will not recognize any taxable income at the time a non-statutory stock option is granted. However, upon exercise of a non-statutory stock option, the option holder must include in income as compensation an amount equal to the difference between the fair market value of the purchased shares on the date of exercise and the option holder’s exercise price for these shares. The included amount must be treated as ordinary income by the option holder and may be subject to withholding by the Company (either by payment in cash or withholding out of the option holder’s salary). Upon resale of the shares by the option holder, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

Any acceleration of the vesting or payment of awards under the 2002 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code of 1986, which may subject the option holder to a 20% excise tax and which may not be deductible by the Company.

The Company may deduct, from any payment or distribution of shares under the plan, the amount of any tax required by law to be withheld with respect to such payment, or may require the option holder to pay such amount to the Company prior to, and as a condition of, making such payment or distribution. Subject to rules and limitations established by the Committee, an option holder may elect to satisfy the withholding required, in whole or in part, either by having the Company withhold shares of Company common stock from any payment under the plan or by the option holder delivering shares of Company common stock to the Company. Any election must be made in writing on or before the date when the amount of taxes to be withheld is determined. The portion of the withholding that is so satisfied will be determined using the fair market value of the Company common stock on the date when the amount of taxes to be withheld is determined.

The Company anticipates that any compensation deemed paid by it in connection with exercises of options granted under the 2002 Plan with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to the options is expected to remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

Accounting Treatment

Previously, under Financial Accounting Standards Board (“FASB”) Statement No. 123, option grants at 100% of fair market value did not result in any charge to the Company’s earnings. However, the Company was required to disclose in footnotes and pro forma statements to the Company’s financial statements, the impact the options would have upon the Company’s reported earnings if the value of those options at the time of grant was treated as a compensation expense. On December 16, 2004, the FASB issued Statement No. 123R which requires all share-based payments to employees, including grants of employee stock options to be recognized in the financial statements based on their fair values. Pro forma disclosure will no longer be an alternative to financial statement recognition. Statement No. 123R will be effective for the Company beginning January 1, 2006. The Company believes that adoption of Statement No. 123R may have a material effect on the financial results, however, the full effect has not been determined.

The number of outstanding options will also be a factor in determining the Company’s earnings per share on a diluted basis.

Equity Compensation Plan Information

The following table sets forth the number of shares to be issued upon exercise of outstanding options, the weighted-average exercise price of such options, and the number of shares remaining available for issuance as of our most recent completed fiscal year.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column a)
Equity compensation plans approved by security holders (1)	1,975,569	$9.31	90,823

Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)	These plans consist of the May 1994 Stock Option Plan, and the 1996, 1999 and 2002 Stock Option Plans.

Awards under the 2002 Plan

Because option grants under the 2002 Plan are subject to the discretion of the Committee, awards under the 2002 Plan for the current year are indeterminable. Future option exercise prices under the 2002 Plan are also indeterminable because they will be based on the fair market value of the common stock on the date of grant. The table below indicates the options granted under the 2002 Plan during the fiscal year ended December 31, 2004 to the named executives and all executives as a group, all non-executive directors as a group and all non-executive officer employees as a group. The exercise prices of the options were fixed at the fair market value of the underlying shares of common stock on the date of grant and ranged from $7.25 per share to $9.70 per share.

Name	Dollar Value (1)	Number of Options
David M. Buckley	$34,000	100,000
Dennis L. Shogren	$18,961	72,295
Ronald C. Savona	$31,000	50,000
Evan M. Gruber	$—	69,114
Charles C. McGettigan	$—	—
All executive officers as a group (5 people)	$83,961	291,409
Non-executive directors as a group (0 people)	$—	—
All non-executive officer employees as a group (8 people)	$47,600	177,152

(1)	The dollar value is the closing price of the common stock at December 31, 2004 less the exercise price. It does not take into account any future increase in the market value of the underlying shares. If the exercise prices exceeds the closing price at December 31, 2004 for any individual stock option grant, a $0 value is assumed. For purposes of calculating the dollar value, all of the options were assumed to be exercisable as of December 31, 2004, notwithstanding any vesting schedule associated with any of the grants.

Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” the amendment to our 2002 Nonstatutory Stock Option Plan to increase the authorized number of shares of common stock under the plan from 1 million to 2 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the ownership of our Common Stock as of November 4, 2005, by (i) each of the current directors, (ii) each person or group known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, and (iii) all current directors and executive officers as a group. Except as otherwise noted and subject to community property laws where applicable, each beneficial owner has sole voting and investment power with respect to all shares shown as beneficially owned by them. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 2830 Barrett Avenue, Perris, California 92571.

Name and Address of Beneficial Owner	Shares Beneficially Owned (1)	Percent of Class (1)
David M. Buckley (2)	29,700	*
Ronald C. Savona (3)	89,100	*
Dennis L. Shogren (4)	41,547	*
Daniel J. Donahoe III (5)	41,400	*
Robert W. Campbell (6)	46,947	*
Stanley N. Gaines (7)	135,000	*
Charles R. Gwirtsman (8)	357,183	2.1
Charles C. McGettigan (9) (14)	155,812	*
Myron A. Wick III (10) (14)	67,966	*
Jon D. Gruber (11) (14)	3,802,080	22.2
Gruber & McBaine Capital Management (12) (14)	3,393,127	19.9
J. Patterson McBaine (13) (14)	3,651,261	21.5
Rutabaga Capital Management LLC (15)	1,365,586	8.1
Dimensional Fund Advisors Inc. (16)	1,072,015	6.3
Dalton Greiner Hartman Maher & CO (17)	1,012,933	6.0
Peninsula Fund, L.P. (18)	1,221,748	7.2
All directors and executive officers as a group (9 people) (2) (3) (4) (5) (6) (7) (8) (9) (10)	964,655	5.7

*	Less than one percent
(1)	Percentage ownership is calculated as required by Securities and Exchange Commission Rule 13d-3(d) (1).
(2)	Includes 25,000 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(3)	Includes 87,500 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(4)	Includes 36,147 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(5)	Includes 41,400 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(6)	Includes 46,947 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(7)	Includes 35,000 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(8)	Includes 132,669 shares held by Capital Resources Growth, Inc., an entity of which Mr. Gwirtsman is the sole stockholder, and 189,514 shares held directly by Mr. Gwirtsman and his wife and trusts formed for the benefit of their children. Also includes 35,000 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(9)	Includes 87,500 shares owned of record directly by Mr. McGettigan and 346 shares held in a trust formed for the benefit of Mr. McGettigan’s daughter. Also includes 52,066 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.

(10)	Includes 52,066 shares issuable pursuant to stock options exercisable within 60 days after November 4, 2005.
(11)	Includes 408,953 shares owned of record by Jon D. Gruber and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Jon D. Gruber is a general partner.
(12)	Includes 628,232 shares owned of record directly by Gruber & McBaine Capital Management, and all shares owned of record by Lagunitas Partners and Gruber & McBaine International, affiliated entities.
(13)	Includes 258,134 shares owned of record directly by Mr. McBaine, and all shares owned of record by Gruber & McBaine Capital Management and affiliates, of which Mr. McBaine is a general partner.
(14)	The address of each of Charles C. McGettigan, Myron A. Wick III, Jon D. Gruber, Gruber & McBaine Capital Management and J. Patterson McBaine is 50 Osgood Place, San Francisco, CA 94133.
(15)	The address of Rutabaga Capital Management LLC is 64 Broad Street 3rd Floor, Boston, MA 02109.
(16)	The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.
(17)	The address of Dalton Greiner Hartman Maher & Co is 565 Fifth Avenue, Suite 2101, New York, NY 10017.
(18)	Peninsula Capital Management, Inc. is the managing partner of PCM Capital, LLC, the general partner of Peninsula Fund, L.P. By virtue of its role as general partner of PCM Capital, LLC, Peninsula Capital Management, Inc. may be deemed a beneficial owner. Mr. Scott Bedford, as the President and principal shareholder of Peninsula Capital Management, Inc. may also be deemed a beneficial owner. The address of Peninsula Fund L.P., Peninsula Capital Management, Inc., PCM Capital, LLC and Mr. Bedford is 235 Bush Street, Suite 1818, San Francisco, CA 94104.

STOCKHOLDER PROPOSALS

In accordance with the Company’s Bylaws, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the Company’s next annual meeting of stockholders, proposals by the Company’s stockholders intended to be presented at such annual meeting must be received by the Company no later than July 14, 2006 and no earlier than June 14, 2006. Proposals must comply with the requirements as to form and substance set forth in the Company’s Bylaws and established by the Securities and Exchange Commission for proposals in order to be included in the proxy statement.

A stockholder proposal for the Company’s next annual stockholders’ meeting that is not requested to be included in the Company’s proxy materials will be considered untimely if received by the Company after September 27, 2006. Accordingly, the proxy with respect to the Company’s next annual stockholders’ meeting will confer discretionary authority to vote on any stockholder proposals received by the Company after September 27, 2006.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for action at the meeting. However, if any matters not included in this Proxy Statement properly come before the meeting, it is the intention of the person named in the enclosed proxy to vote under the authority therein given in accordance with his best judgment.

INCORPORATION BY REFERENCE

Our 2004 Annual Report on Form 10-K, for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended September 30, 2005, accompany this Proxy Statement and are incorporated into this Proxy Statement by reference.

By Order of the Board of Directors,

Dennis L. Shogren

Senior Vice President of Finance, Chief Financial Officer and Secretary

November 28, 2005

APPENDIX LIST

Number	Name of Appendix

A	Securities Purchase Agreement with Modtech Holdings, Inc., dated August 5, 2005 (excluding schedules and exhibits)

B	First Amended and Restated Registration Rights Agreement, dated August 5, 2005

C	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated August 5, 2005

D	Amended and Restated Senior Subordinated Secured Convertible Note, dated August 5, 2005

E	Form of Warrant issued pursuant to the Securities Purchase Agreement, dated December 30, 2004

F	2002 Nonstatutory Stock Option Plan

Appendix A

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of August 5, 2005, by and among Modtech Holdings, Inc., a Delaware corporation, with headquarters located at 2830 Barrett Avenue, Perris, California 92751 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (each, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (as so amended, the “1933 Act”);

B. The Company has authorized the issuance and sale of up to 2,046,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) and warrants to acquire up to 1,023,000 shares of Common Stock in substantially the form attached hereto as Exhibit A (the “Warrants”), pursuant to the terms of this Agreement;

C. The Buyers wish to purchase, upon the terms and conditions stated in this Agreement, an aggregate of up to 2,046,000 shares of Common Stock (the “Offered Shares”) in the respective amounts set forth opposite each Buyer’s name on the Schedule of Buyers, together with Warrants exercisable into shares of Common Stock (the “Warrant Shares”); and

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and the Buyers hereby agree as follows:

1. PURCHASE AND SALE OF OFFERED SHARES.

a. Purchase of Offered Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer and each Buyer, severally and not jointly, agrees to purchase from the Company the respective number of Offered Shares set forth opposite such Buyer’s name on the Schedule of Buyers, together with the Warrants, at the respective purchase price (the “Purchase Price”) set forth opposite such Buyer’s name on the Schedule of Buyers (the “Closing”). The Offered Shares, together with the Warrants and the Warrant Shares are referred to herein as the “Securities”).

b. Closing Dates.

i. Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m. California Time, on August 5, 2005, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and the Buyers). The Closing shall occur on the Closing Date at the offices of Shartsis Friese LLP, One Maritime Plaza, 18th Floor, San Francisco, California 94111.

c. Form of Payment. On the Closing Date or within one business day thereafter, (i) each Buyer shall pay an amount equal to the Purchase Price to the Company for the Offered Shares and Warrants to be issued and sold to such Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions, and (ii) the Company shall deliver to each Buyer, stock certificates (in the denominations as such Buyer shall request (the “Common Stock Certificates”) representing such number of the Offered Shares which such Buyer is then purchasing (as indicated opposite such Buyer’s name on the Schedule of Buyers), along with the Warrant, duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

Modtech Holdings, Inc. Securities Purchase Agreement	A-1

2. BUYERS’ REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants, severally and not jointly, that:

a. Investment Purpose. Such Buyer (i) is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of them at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and otherwise in accordance with applicable law. Such Buyer is acquiring the Securities hereunder in the ordinary course of its business. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. If such Buyer is acting in a representative capacity on behalf of one or more funds, partnerships or managed accounts, such Buyer has the authority to make, and has made, the foregoing representations and warranties on behalf of each such fund, partnership or account, each of which shall be deemed a Buyer hereunder

b. Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D, and such Buyer is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and investments in comparable companies. Such Buyer acknowledges that it is able to bear the financial risk associated with an investment in the Securities.

c. Reliance on Exemptions. Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire such securities.

d. Information. Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer, and such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Buyer understands that its investment in the Securities involves a high degree of risk. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

e. No Governmental Review. Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless subsequently registered thereunder or there is an exemption from registration; (ii) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act, as amended, or any successor rule thereto (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the

Modtech Holdings, Inc. Securities Purchase Agreement	A-2

Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

g. Legends. Such Buyer understands that the certificates or other instruments representing the Securities, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, WHICH MAY RESTRICT THE TRANSFER OF SUCH SECURITIES IN CERTAIN CIRCUMSTANCES. A COPY OF SUCH AGREEMENT MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY’S PRINCIPAL OFFICE.

The legends set forth above shall be removed and the Company shall issue a certificate without such legends to the holder of the Securities upon which it is stamped, if, unless otherwise required by state securities laws, (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act, or (iii) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Such Buyer acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legends have been removed, only pursuant to (i) a registration statement effective under the 1933 Act or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the 1933 Act, including, without limitation, a transaction pursuant to Rule 144.

h. Validity; Enforcement. Such Buyer, if it is an entity, is duly organized, validly existing and in good standing in the state of its organization and was not formed for the purpose of investing in the Securities. Such Buyer has full right, power and authority to enter into this Agreement and to consummate the transaction contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Buyer and is a valid and binding agreement of such Buyer enforceable against such Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

i. Residency. Such Buyer is a resident of that state and country specified in its address on the Schedule of Buyers.

j. Brokers or Finders. The Company will not incur, directly or indirectly, as a result of any action taken by the Buyers, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

k. Trading Disclosures. Except as set forth on Schedule 2(l), from June 2, 2005 through and including the date hereof, Buyer has not bought, sold, sold short, transferred, written options or otherwise disposed of or acquired any of the Company’s securities.

Modtech Holdings, Inc. Securities Purchase Agreement	A-3

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers that:

a. Organization and Qualification. Except as disclosed in Schedule 3(a), the Company and its “Subsidiaries” (which for purposes of this Agreement means a “Subsidiary” as defined in Rule 405 under the 1933 Act) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authorization to own their properties and to carry on their business as now being conducted, except where the failure of any Subsidiary to be duly organized, validly existing and in good standing would not have a Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, financial condition or prospects of the Company and its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined below). The Company has no Subsidiaries except as set forth on Schedule 3(a).

b. Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5), the Warrants and each of the other agreements entered into by the parties hereto in connection with the transaction contemplated by this Agreement (collectively, the “Transaction Documents”), and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation the issuance of the Offered Shares and the Warrants and the reservation for issuance and the issuance of the Warrant Shares, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, except for the consent of Amphora Limited to the transaction contemplated herein and the approval of such transaction by the Nasdaq Listings Qualification Department (which approval has already been obtained) (iii) the Transaction Documents have been duly executed and delivered by the Company, (iv) the Transaction Documents constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c. Capitalization. As of August 3, 2005, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 14,834,535 shares are issued and outstanding, 1,598,508 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and 2,873,564 shares are issuable and reserved for issuance pursuant to securities (other than the Warrants) exercisable or exchangeable for, or convertible into, shares of Common Stock, and (ii) 5,000,000 shares of Preferred Stock, of which as of the date hereof, no shares are issued. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3(c), (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) none of the Company or any of its Subsidiaries has any outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any

Modtech Holdings, Inc. Securities Purchase Agreement	A-4

character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or stock “phantom stock” plans or agreements or any similar plan or agreement. The Company has furnished to the Buyer true and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws as amended and as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto. Schedule 3(c) lists all issuances of the Company’s securities (both debt and equity) since January 1, 2004, detailing the name of the acquirer, the number and type of securities acquired, and the consideration paid. Schedule 3(c) also lists each sale of Common Stock by the Company’s officers, directors and greater than 5% owners of the Company’s Common Stock from January 1, 2004, through and including the date of this Agreement.

d. Issuance of Securities. The Offered Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be (i) validly issued, fully paid and nonassessable, (ii) free from all taxes, liens and charges with respect to the issue thereof and (iii) entitled to the rights and preferences set forth in the Certificate of Incorporation. A sufficient number of shares of Common Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 4(f) below) have been duly authorized and reserved for issuance upon exercise of the Warrants such that upon such exercise the Company will have sufficient shares to issue to the holders of the Warrants in order to satisfy its obligations thereunder. Upon exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the Buyers’ representations and warranties, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

e. No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company, the performance by the Company of its obligations under the Certificate of Incorporation and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and the issuance and registration of the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or the By-laws (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market (as defined in Section 4(h) below)) applicable to the Company or any of its Subsidiaries or by which any material property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation or By-laws or their organizational charter or by-laws, respectively, and other than the Transaction Documents, there are no other agreements or organizational documents that govern the rights of the Securities. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except, in each case, where such violation could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for violations the sanctions for which either individually or in the

Modtech Holdings, Inc. Securities Purchase Agreement	A-5

aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and except for the consent of Amphora Limited to the transaction contemplated herein and the approval of such transaction by the Nasdaq Listings Qualification Department, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or to perform its obligations under the Certificate of Designations, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

f. SEC Documents; Financial Statements. Except as provided in Schedule 3(f), since December 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to or otherwise made available to the Buyers or their respective representatives true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Buyers with any material, nonpublic information.

g. Absence of Certain Changes. Except as disclosed in Schedule 3(g), since March 31, 2005, there has been no Material Adverse Effect in the business, properties, operations, financial condition, results of operations or prospects of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. Except as disclosed in Schedule 3(g), since March 31, 2005, the Company has not declared or paid any dividends, sold any assets in excess of $50,000 outside of the ordinary course of business or had capital expenditures in excess of $50,000. Except as disclosed in Schedule 3(g), since March 31, 2005, there has not been any other event which could have a Material Adverse Effect or which could adversely affect the validity or enforceability of, or the authority or the ability of the Company to perform its obligations under the Transaction Documents.

h. Absence of Litigation. Except as set forth in Schedule 3(h), there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory

Modtech Holdings, Inc. Securities Purchase Agreement	A-6

organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries or any of the Company’s or the Company’s Subsidiaries’ officers or directors in their capacities as such, which could have a Material Adverse Effect.

i. Acknowledgment Regarding Buyers’ Purchase of Securities. The Company acknowledges and agrees that each of the Buyers is acting solely in the capacity of arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any of the Buyers or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

j. No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is expected to occur, with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced. Except as disclosed in Schedule 3(j), the Company has completed and fully satisfied all of its obligations with regard to the Heritage project located in Brentwood, California.

k. No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

l. No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or except as set forth on Schedule 3(l), any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated, nor will the Company or any of its Subsidiaries take any action or steps that would require registration of any of the Securities under the 1933 Act (except pursuant to the Registration Rights Agreement) or cause the offering of the Securities to be integrated with other offerings.

m. Employee Relations. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. None of the Company’s or its Subsidiaries’ employees is a member of a union, neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. No executive officer, to the best knowledge of the Company and its Subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, nondisclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

n. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets

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and rights necessary to conduct their respective businesses as now conducted or as proposed to be conducted, except where the failure to own or possess such rights could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. None of the Company’s trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agreement, unless such expiration or termination could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement; and the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, and the Company is not aware of any third party making any unauthorized or infringing use of the intellectual properties of the Company or any of its Subsidiaries.

o. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval except where, in each of the three foregoing cases, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

p. Title. The Company and its Subsidiaries have clear title to all real property, if any, owned by it and good and valid title to all personal property owned by it which, in each case, is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

q. Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged, and all of such insurance is in full force and effect. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

r. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess any such certificate, authorization or permit could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

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s. Internal Accounting Controls. Subject to the material weaknesses disclosed in the Company’s report on Form 10-K for the fiscal year ended December 31, 2004, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific or authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

t. Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

u. Transactions With Affiliates. Except as set forth in Schedule 3(u) or the SEC Documents filed at least ten (10) days prior to the date hereof and other than the grant of stock options disclosed on Schedule 3(c), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

v. Rights Agreement. The Company has not adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

w. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

x. Material Contracts. All material contracts of the Company that are required by applicable rules and regulations of the SEC to be filed as exhibits to the SEC Documents (“Material Contracts”) have been so filed. The Company has not received notice of a default and is not in default under, or with respect to, any Material Contract. To the knowledge of the Company, no other party to any Material Contract is in default thereunder, nor does any condition exist that, with notice or lapse of time or both, would constitute a default by such party thereunder. Schedule 3(x) lists each agreement with Fortress Credit Corporation, Fortress Investment Company and Amphora Limited as is in effect on the date hereof (collectively, the “Loan Documents”), and after giving effect to waivers and releases obtained by the Company, the Company is not in breach of any provision of the Loan Documents.

y. Brokers or Finders. The Buyers will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transactions contemplated hereby.

z. Officers, Directors and 5% Shareholders. Each of the Company’s key executive officers and directors and persons owning 5% or more of the Common Stock is listed on Schedule 3(z).

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aa. Consents. The Company is not required to obtain any consent, authorization or approval of any Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transactions Documents, in each case in accordance with the terms hereof or thereof other than the August 1, 2005 Nasdaq approval letter attached hereto as Exhibit E. The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock in the foreseeable future.

4. COVENANTS.

a. Closing Conditions Compliance. Each party shall use its best efforts to satisfy timely each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States. The Company shall make all filings and reports relating the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

c. Reporting Status. Until the earlier of (i) the date as of which the Investors (as that term is defined in the Registration Rights Agreement, but excluding therefrom any officers or directors) may sell all of the Offered Shares and the Warrant Shares without restriction pursuant to Rule 144(k) promulgated under the 1933 Act (or successor thereto), or (ii) the date on which (A) the Investors shall have sold all the Offered Shares and the Warrant Shares and (B) none of the Offered Shares or Warrants is outstanding (the “Registration Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

d. Use of Proceeds. The Company will use the proceeds from the sale of the Offered Shares for substantially the same purposes and in substantially the same amounts as indicated in Schedule 4(d).

e. Financial Information. The Company agrees to send the following to each Investor (as that term is defined in the Registration Rights Agreement, but excluding therefrom any officers or directors of the Company and any Investors who no longer own Securities) during the Registration Period: (i) within two (2) business days after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, its Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K, including any amendments to such documents, and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, provided that if any such report is filed with the SEC through EDGAR then the Company shall not be obligated to deliver a copy of such report to any Investor; (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

f. Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the shares of Common Stock upon exercise of all outstanding Warrants.

g. Lock Up. The Company shall obtain for Buyers’ benefit the written agreement from each of its executive officers and directors not to sell, short sell, loan, margin, dispose, pledge or transfer, directly or indirectly, more than five percent (5%) of the Company’s capital stock they own or control, such restrictions to apply from the date hereof through the period ending on the day following the 180th consecutive day that the Registration Statement is available for the resale of the Offered Shares and Warrant Shares. Such agreement shall be in substantially the form provided in Exhibit B hereto, but shall not prohibit those

Modtech Holdings, Inc. Securities Purchase Agreement	A-10

executive officers and directors who are Buyers of Securities from selling such Securities in accordance with the Registration Statement. The Company shall provide a standing stop order with its transfer agent to prohibit the activity proscribed by such agreement. The Company agrees not to amend any such agreement without prior written consent of the Required Holders.

h. Listing. The Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents. Subject to meeting applicable listing requirements, the Company shall use reasonable best efforts to maintain authorization of the Common Stock for quotation on the Nasdaq National Market, and neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(h).

i. Expenses. The Company shall reimburse Peninsula Catalyst Fund, L.P. its expenses (including reasonable attorneys’ fees and expenses) in due diligence and negotiating and preparing the Transaction Documents and consummating the transactions contemplated thereby.

j. Filing of Form 8-K. On or before the first (1st) business day following the Closing Date, the Company shall file a Form 8-K with the SEC describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act., and otherwise disclose all material non-public information previously disclosed to Buyers which information continues to be, as of the date hereof, material and non-public.

k. Form S-3 Eligibility. The Company shall use its best efforts to obtain eligibility to file a registration statement on Form S-3 so that it is available for the registration of the resale of Registrable Securities.

l. Limitation on Filing Registration Statements. From the date hereof through the period ending on the day following the 30th consecutive trading day that the Registration Statement is available for the resale of the Securities, the Company shall not register any securities other than the Securities, any securities that the Company currently is required to register and securities on Form S-8 issued in connection with any stock option plan, stock purchase plan, stock bonus plan or other plan for the benefit of employees, officers or directors of the Company.

m. Stockholder Approval. The Company shall use its best efforts to obtain as soon as possible, but in no event later than the 90th day following the date hereof, “Stockholder Approval” as that term is defined in Section 4(v) the Securities Purchase Agreement between Amphora Limited and the Company dated as of December 30, 2004.

5. TRANSFER AGENT INSTRUCTIONS.

a. Delivery of Legended Common Stock. Upon execution of this Agreement, the Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of each Buyer or its respective nominee(s), for the Offered Shares and the Warrant Shares in such amounts as specified from time to time by each Buyer to the Company (the “Irrevocable Transfer Agent Instructions”), which instructions shall be in the form as provided in Exhibit D hereto. Prior to registration of the Offered Shares and the Warrant Shares under the 1933 Act, all Securities shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Offered Shares and the Warrant Shares, prior to registration of the Offered Shares and the Warrant Shares under the 1933 Act) will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

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b. Delivery of Unlegended Common Stock. After the Offered Shares and Warrant Shares have been registered for resale, in lieu of delivering physical certificates representing Offered Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depositary Trust Company (“DTC”) Fast Automated Securities Transfer program, on the written request of a Buyer who shall have previously instructed its broker to confirm such request to the Company’s transfer agent, the Company shall cause its transfer agent to transmit electronically the Offered Shares or the Warrant Shares to the Buyer by crediting the account of the Buyer’s prime broker with DTC through its Deposit Withdrawal Agent Commission system no later than the date upon which the Company is required to deliver shares to the Buyer under the terms of this Agreement. Nothing in this Section 5 shall affect in any way each Buyer’s obligations and agreements to comply with all applicable prospectus delivery requirements, if any, upon resale of the Securities. If a Buyer provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that a public sale, assignment or transfer of the Securities may be made without registration under the 1933 Act or the Buyer provides the Company with reasonable assurances (including, without limitation, by delivering a certificate of an executive officer of such Buyer) that the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by such Buyer and without any restrictive legend.

c. Timing of Delivery. Whenever the Company is required to deliver Securities under the Transaction Documents, whether with or without a restrictive legend, such delivery shall be made within three (3) business days of the day that request is made for delivery of such Securities.

d. Specific Performance. The Company acknowledges that a breach by it or its transfer agent of their respective obligations hereunder will cause irreparable harm to the Buyers by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach of the provisions of this Section 5, that the Buyers shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Securities to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

a. Such Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

b. Such Buyer shall have delivered to the Company the Purchase Price for the Offered Shares and the related Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

c. The representations and warranties of such Buyer shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

d. The offer and sale of the Offered Shares and the related Warrants to such Buyer pursuant to this Agreement shall be exempt from the registration requirements under the 1933 Act and shall be exempt from the registration and/or qualification requirements of all applicable state securities laws.

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7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

a. The Company shall have executed each of the Transaction Documents and delivered the same to such Buyer.

b. Trading in the Common Stock shall not have been suspended.

c. The representations and warranties of the Company shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer.

d. Such Buyer shall have received the opinion of the Company’s counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to such Buyer and in substantially the form of Exhibit C attached hereto.

e. The Company shall have executed and delivered to such Buyer the Warrants and the Common Stock Certificates (in such denominations as such Buyer shall request) for the Offered Shares being purchased by such Buyer at the Closing.

f. The Company’s Board of Directors shall have adopted resolutions authorizing the issuance of the Offered Shares, the Warrants and the Warrant Shares and the other transactions provided by this Agreement and the Transaction Documents in a form reasonably acceptable to such Buyer.

g. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock a sufficient number of shares of Common Stock for the purpose of effecting the exercise of the Warrants.

h. The Irrevocable Transfer Agent Instructions, in the form of Exhibit D attached hereto, shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

i. The Company shall have delivered to such Buyer a certificate evidencing the incorporation and good standing of the Company and each Subsidiary in such corporation’s state of incorporation issued by the Secretary of State of such state of incorporation as of a date within 10 days of the Closing Date.

j. The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

k. The Company shall have delivered to such Buyer a secretary’s certificate, dated as the Closing Date, as to (i) the resolutions described in Section 7(f) and (g), (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect at the Closing.

l. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Securities pursuant to this Agreement in compliance with such laws.

m. The Transaction Documents will be in a form satisfactory to each Buyer.

n. The offer and sale of the Offered Shares and the related Warrants pursuant to this Agreement shall be exempt from the registration requirements under the 1933 Act and shall be exempt from the registration and/or qualification requirements of all applicable state securities laws.

o. The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel reasonably request.

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8. INDEMNIFICATION.

In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in any Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in any Transaction Documents or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of any Transaction Documents, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities or (iii) the status of such Buyer or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8 shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

9. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of San Francisco, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

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c. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the holders of a majority of the Offered Shares then outstanding, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Offered Shares then outstanding.

f. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, California 92751

Telephone: 951-943-4014

Facsimile: 951-940-0427

Attention: President

With a copy to:

Jon Haddan

Haddan & Zepfel LLP

500 Newport Center Drive, Suite 580

Newport Beach, CA 92660

Telephone: 949-706-6000

Facsimile: 949-706-6060

If to the Transfer Agent:

Mellon Investor Services LLC

Attention: Raymond Torres

400 S. Hope Street, 4th Floor

Los Angeles, California 90071

Telephone: (213) 553-9724

Facsimile: (213) 553-9735

If to a Buyer, to it at the address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives, if any, specified on the Schedule of Buyers, or at

Modtech Holdings, Inc. Securities Purchase Agreement	A-15

such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with the above provisions five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively; provided however that the foregoing clause (B) shall only be valid if such communication contained in the facsimile is delivered by an overnight courier service within 24 hours of the transmission of facsimile.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Offered Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the holders of a majority of the Offered Shares then outstanding, including by merger or consolidation. A Buyer may assign some or all of its rights hereunder without the consent of the Company, provided, however, that any such assignment shall not release such Buyer from its obligations hereunder unless such obligations are assumed by such assignee. Notwithstanding anything to the contrary contained in the Transaction Documents, the Buyers shall be entitled to pledge the Securities in connection with a bona fide margin account.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. The representations, warranties and covenants of the Company and the Buyers shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

j. Publicity. The Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to the transactions contemplated hereby as it deems reasonably necessary or appropriate in accordance with its disclosure obligations under applicable law, rules and regulations; provided, however, that the Company will not identify by name any Buyer, other than those that are officers and directors of the Company, in any press release or the body of any other public disclosure without such Buyer’s prior approval which will not be unreasonably withheld or delayed; provided, further, that to the extent the Company breaches the foregoing provision and such breach is the sole cause of an Event of Default (as defined in the Amended and Restated Senior Subordinated Secured Convertible Note between Amphora Limited and the Company of even date herewith (the “Amended Note”), notwithstanding the provisions of Section 2 of the Amended Note, the Interest Rate (as defined in the Amended Note) shall not be increased to the Default Rate (as defined in the Amended Note).

k. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

l. No Strict Construction. The language used in this Agreement will deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

m. Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to Buyers or any holder of the Securities by reason of the Company’s failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable by Buyers and each holder of the Securities. If a Buyer or any holder of Securities institutes any action or proceeding

Modtech Holdings, Inc. Securities Purchase Agreement	A-16

to specifically enforce the provisions hereof, any person or entity against whom such action or proceeding is brought hereby waives the claim or defense therein that such Buyer or the holder of the Securities has an adequate remedy at law, and such person or entity shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

n. Independence. The Company and each Buyer acknowledge that each Buyer is acting and has acted independently from one another and not as a group in connection with the transaction evidenced by the Transaction Documents, including without limitation, performing due diligence, negotiating the Transaction Documents, and deciding whether to acquire the Securities, hold the Securities, vote the Securities or dispose of the Securities. The Company and each Buyer further acknowledge that each Buyer intends to act independently from one another and not as a group in connection with (i) any amendment or waiver of rights under this Agreement or the Registration Rights Agreement, (ii) any future purchase or sale of the Company’s equity securities, (iii) the acquisition, holding, voting or disposing of the Securities or any other capital stock of the Company, or (iv) any other matter arising under or related to the Transaction Documents.

o. Representation. Each party hereto acknowledges that (i) Peninsula Catalyst Fund, L.P. retained Shartsis Friese LLP to represent it in connection with the Transaction Documents, that its interests may not necessarily coincide with the interests of the other Buyers, and that each other Buyer has consulted with, or has had the opportunity to consult with, its own legal counsel and has not relied on Shartsis Friese LLP for legal counsel in connection with this transaction, and (ii) Amphora Limited retained Schulte Roth & Zabel LLP to represent it in connection with the Transaction Documents, that its interests may not necessarily coincide with the interests of the other Buyers, and that each other Buyer has consulted with, or has had the opportunity to consult with, its own legal counsel and has not relied on Schulte Roth & Zabel LLP for legal counsel in connection with this transaction.

p. Exculpation. Each Buyer acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

Modtech Holdings, Inc. Securities Purchase Agreement	A-17

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

Modtech Holdings, Inc.

By:	/s/ DENNIS SHOGREN
Name:	Dennis Shogren
Title:	Chief Financial Officer

Modtech Holdings, Inc. Securities Purchase Agreement	A-18

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

Peninsula Catalyst Fund, L.P.

By:	Peninsula Catalyst Management LLC
Its:	General Partner

By:	/s/ MIKE OGBORNE
Name:	Mike Ogborne
Title:	Managing Member

Peninsula Catalyst QP Fund, L.P.

By:	Peninsula Catalyst Management LLC
Its:	General Partner

By:	/s/ MIKE OGBORNE
Name:	Mike Ogborne
Title:	Managing Partner

Modtech Holdings, Inc. Securities Purchase Agreement	A-19

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Peninsula Fund, L.P.

By:	PCM Capital LLC
Its:	General Partner

By:	/s/ SCOTT A. BEDFORD
Name:	Scott A. Bedford
Title:	Managing Member

Modtech Holdings, Inc. Securities Purchase Agreement	A-20

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Gruber & McBaine International		Lagunitas Partners LP
By:	Gruber & McBaine Capital Management LLC	By:	Gruber & McBaine Capital Management LLC
Its:	Attorney-in-Fact	Its:	General Partner

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ J. PATTERSON MCBAINE
Name:	J. Patterson McBaine	Name:	J. Patterson McBaine
Title:	Manager	Title:	Manager

Wallace Foundation		Hamilton College
By:	Gruber & McBaine Capital Management, LLC	By:	Gruber & McBaine Capital Management, LLC
Its:	Attorney-in-Fact	Its:	Attorney-in-Fact

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ J. PATTERSON MCBAINE
Name:	J. Patterson McBaine	Name:	J. Patterson McBaine
Title:	Manager	Title:	Manager

Donaghy Sales, Inc.		Gruber Family Foundation
By:	Gruber & McBaine Capital Management, LLC	By:	Gruber & McBaine Capital Management, LLC
Its:	Attorney-in-Fact	Its:	Attorney-in-Fact

By:	/s/ J. PATTERSON MCBAINE	By:	/s/ JON D. GRUBER
Name:	J. Patterson McBaine	Name:	Jon D. Gruber
Title:	Manager	Title:	Manager

Jon D. & Linda W. Gruber Trust

By:	/s/ JON D. GRUBER		/s/ J. PATTERSON MCBAINE
Name:	Jon D. Gruber	Name:	J. Patterson McBaine
Title:	Trustee

Modtech Holdings, Inc. Securities Purchase Agreement	A-21

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Dolphin Offshore Partners, L.P.

By:	/s/ PETER E. SALAS
Name:	Peter E. Salas
Title:	General Partner

Modtech Holdings, Inc. Securities Purchase Agreement	A-22

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

Amphora Limited
By:	Amaranth Advisors L.L.C.,
Its:	Trading Advisor

By:	/s/ KARL J. WACHTER
Name:	Karl J. Wachter
Title:	Authorized Signatory

Modtech Holdings, Inc. Securities Purchase Agreement	A-23

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

/s/ MYRON A. WICK, III
Name: Myron A. Wick, III

/s/ CHARLES C. MCGETTIGAN
Name: Charles C. McGettigan

/s/ DAVID BUCKLEY
Name: David Buckley

/s/ DENNIS SHOGREN
Name: Dennis Shogren

/s/ RON SAVONA
Name: Ron Savona

/s/ KAREN ANDREASEN
Name: Karen Andreasen

/s/ RICK BARTOLOTTI
Name: Rick Bartolotti

Modtech Holdings, Inc. Securities Purchase Agreement	A-24

SCHEDULE OF BUYERS

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
Peninsula Catalyst Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Mike Ogborne Facsimile: 415-568-3385 With a copy to: Steven O. Gasser, Esq. Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111 Facsimile: 415-421-2922	50,750	25,375	$287,752.50

Peninsula Catalyst QP Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Mike Ogborne Facsimile: 415-568-3385 With a copy to: Steven O. Gasser, Esq. Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, CA 94111 Facsimile: 415-421-2922	124,250	62,125	$704,497.50

Peninsula Fund, L.P.	235 Pine Street, Suite 1818 San Francisco, CA 94111 Attn: Jason Harris Facsimile: 415-568-3385	475,000	237,500	$2,693,250

Lagunitas Partners LP	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	183,200	91,600	$1,038,744

Gruber & McBaine International	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	166,900	83,450	$946,323

Hamilton College	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	91,000	45,500	$515,970

Wallace Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	48,500	24,250	$274,995

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	A-25

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
Donaghy Sales, Inc.	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	30,400	15,200	$172,368

Gruber Family Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	32,300	16,150	$183,141

Jon D. & Linda W. Gruber Trust	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	60,600	30,300	$343,602

J. Patterson McBaine	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	30,000	15,000	$170,100

Jon D. & Linda W. Gruber Trust	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	7,100	3,550	$40,257

Dolphin Offshore Partners, L.P.	C/o Dolphin Asset Management 129 E. 17th Street New York, New York 10003 Facsimile: (212) 202-3817	200,000	100,000	$1,134,000

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands With a copy to: Eleazer Klein, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Facsimile: 212-593-5955	500,000	250,000	$2,835,000

Myron A. Wick, III	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	15,900	7,950	$99,931.50

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	A-26

Buyer’s Name	Buyer’s (and Buyer’s Representative’s, if any) Address and Facsimile Number	Number of Offered Shares	Number of Warrants	Purchase Price
Charles C. McGettigan	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	15,900	7,950	$99,931.50

David Buckley	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	4,000	2,000	$25,140

Dennis Shogren	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	5,400	2,700	$33,939

Ron Savona	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

Karen Andreason	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

Rick Bartolotti	C/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	1,600	800	$10,056

TOTAL		2,046,000	1,023,000	$11,629,110

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULE OF BUYERS	A-27

SCHEDULES

Schedule 3(a)	Subsidiaries
Schedule 3(c)	Capitalization
Schedule 3(f)	SEC Documents
Schedule 3(g)	Material Changes
Schedule 3(h)	Litigation
Schedule 3(x)	Loan Documents
Schedule 3(z)	Key Executives and Directors
Schedule 4(d)	Use of Proceeds

EXHIBITS

Exhibit A	Form of Warrant
Exhibit B	Form of Lock Up
Exhibit C	Form of Company Counsel Opinion
Exhibit D	Form of Irrevocable Transfer Agent Instructions
Exhibit E	NASDAQ Letter

Modtech Holdings, Inc. Securities Purchase Agreement SCHEDULES	A-28

Appendix B

FIRST AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This FIRST AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 5, 2005, by and among Modtech Holdings, Inc., a Delaware corporation, with headquarters located at 2830 Barrett Avenue, Perris, California 92571 (the “Company”), and the undersigned buyers (each, a “Buyer”, and collectively, the “Buyers”).

WHEREAS:

A. The Company has issued and sold to Amphora Limited (“Amphora”) (i) a senior subordinated secured convertible note of the Company (the “Note”). Concurrently with the execution of this Agreement, the Note is being amended to increase the principal by $900,000 (the “Amended Note”). The Amended Note will, among other things, be convertible into the Company’s common stock, $.01 par value per share (the “Common Stock” which as converted, the “Conversion Shares”). In connection with the issuance of the Note, the Company issued separate warrants (the “Original Amphora Warrants”), which will be exercisable to purchase shares of Common Stock (as exercised collectively, the “Original Amphora Warrant Shares”).

B. In connection with the issuance of the Amended Note, the Company is issuing additional warrants (the “New Amphora Warrants” and with the Original Amphora Warrants, the “Amphora Warrants”), exerciseable to purchase shares of Common Stock (as exercised, collectively the New Amphora Warrant Shares, and collectively with the Original Amphora Warrant Shares, (the “Amphora Warrant Shares”).

C. In connection with the Company’s sale of the Note and the Original Amphora Warrants issued in connection with the Note (the “Amphora Financing”), the Company granted Amphora registration and other rights pursuant to a Registration Rights Agreement dated December 30, 2004 (the “Original Agreement”).

D. In connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the “Securities Purchase Agreement”), the Company has agreed, upon the terms and subject to the conditions set forth in the Securities Purchase Agreement, to issue and sell to each Buyer (i) that number of shares of the Company’s Common Stock as set forth in the Securities Purchase Agreement (the “New Common Shares”), and (ii) warrants (the “New Warrants”) exercisable to purchase shares of Common Stock (as exercised collectively, the “New Warrant Shares”).

E. To induce the Buyers to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws.

F. As the registration rights to be granted in connection with the sale of the New Common Shares and the New Warrant Shares are substantially similar to the registration rights granted in the Original Agreement relating to the Conversion Shares and the Amphora Warrant Shares, the Company and Amphora desire to amend and restate the Original Agreement and include in one agreement all the registration rights relating to the securities acquired in the Amphora Financing and the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Buyers hereby agree as follows:

1. Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

a. “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

REGISTRATION RIGHTS AGREEMENT	B-1

b. “Common Shares” means collectively, the Conversion Shares and the New Common Shares.

c. “D&O Investors” means any of the following individuals: Myron Wick, Charles McGettigan, David Buckley, Dennis Shogren, Ron Savona, Karen Andreasen and Rick Bartolotti.

d. “Effective Date” means the date the Registration Statement has been declared effective by the SEC.

e. “Effectiveness Deadline” means November 7, 2005.

f. “Filing Deadline” means 30 calendar days after the date of this agreement.

g. “Investor” means a Buyer or any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

h. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

i. “register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the 1933 Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

j. “Registrable Securities” means (i) the Common Shares, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants and (iii) any share capital of the Company issued or issuable with respect to the Common Shares, the Warrant Shares, or the Warrants as a result of any split, dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercises of the Warrants.

k. “Registration Statement” means a registration statement or registration statements of the Company filed under the 1933 Act covering the Registrable Securities.

l. “Required Holders” means holders of at least 70% of the Registrable Securities, including holders of at least 50% of the Registrable Securities acquired pursuant to the Securities Purchase Agreement.

m. “Required Registration Amount” means (i) 130% of the sum of (A) the number of Conversion Shares issued and issuable as of the trading day immediately preceding the applicable date of determination, and (B) the number of Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, plus (ii) 100% of the number of New Common Shares issued as of the date hereof, in all cases subject to adjustment as provided in Section 2(e).

n. “Rule 415” means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

o. “SEC” means the United States Securities and Exchange Commission.

p. “Warrant Shares” means collectively, the Amphora Warrant Shares and the New Warrant Shares.

q. “Warrants” means collectively, the Amphora Warrants and the New Warrants.

2. Registration.

a. Mandatory Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable for such a registration, the Company shall use such other form as is available for such a registration, subject to the provisions of Section 2(d). The Registration Statement prepared pursuant hereto shall register for resale at least the number of shares of Common Stock equal to the Required Registration Amount as of date the Registration Statement is initially filed with the SEC. The Registration Statement shall contain (except if otherwise

REGISTRATION RIGHTS AGREEMENT	B-2

directed by the Required Holders) the “Selling Stockholders” and “Plan of Distribution” sections in substantially the form attached hereto as Exhibit B. The Company shall use its best efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline.

b. Allocation of Registrable Securities. The initial number of Registrable Securities included in any Registration Statement and any increase in the number of Registrable Securities included therein shall be allocated pro rata among the Investors based on the number of Registrable Securities held by each Investor at the time the Registration Statement covering such initial number of Registrable Securities or increase thereof is declared effective by the SEC. In the event that an Investor sells or otherwise transfers any of such Investor’s Registrable Securities, each transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor. Any Shares of Common Stock included in a Registration Statement and which remain allocated to any Person which ceases to hold any Registrable Securities covered by such Registration Statement shall be allocated to the remaining Investors, pro rata based on the number of Registrable Securities then held by such Investors which are covered by such Registration Statement. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement without the prior written consent of the Required Holders.

c. Legal Counsel. Subject to Section 5 hereof, Amphora Limited and Peninsula Catalyst Fund, L.P. shall each have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”). The Company and each Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement, it being understood that Legal Counsel will function independently from each other.

d. Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on another appropriate form reasonably acceptable to the Required Holders and (ii) undertake to amend the Registration Statement on Form S-3 as soon as such form is available and an amendment is otherwise necessary, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as the amendment on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

e. Sufficient Number of Shares Registered. In the event the number of shares available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 1.0. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the exercise of the Warrants and such calculation shall assume that the Warrants are then exercisable for shares of Common Stock at the then prevailing Exercise Price (as defined in the Warrants).

f. Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is (A) not filed with the SEC on or before the respective Filing Deadline (a “Filing Failure”) or (B) not declared effective by the SEC on or before the respective Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date

REGISTRATION RIGHTS AGREEMENT	B-3

sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement or otherwise (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement, to register a sufficient number of shares of Common Stock or to maintain the listing of the Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying Shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to (A) one and one percent (1.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement or the securities purchase agreement relating to the Amphora Financing, as applicable) of the Registrable Securities on each of the following dates: (i) the day of a Filing Failure; (ii) the day of an Effectiveness Failure; and (iii) the initial day of a Maintenance Failure, and (B) two percent (2.0%) of the aggregate Purchase Price (as such term is defined in the Securities Purchase Agreement or the securities purchase agreement relating to the Amphora Financing, as applicable) of such Investor’s Registrable Securities on each of the following dates: (i) on every thirtieth day after the day of a Filing Failure and thereafter (pro rated for periods totaling less than thirty days) until such Filing Failure is cured; (ii) on every thirtieth day after the day of an Effectiveness Failure and thereafter (pro rated for periods totaling less than thirty days) until such Effectiveness Failure is cured; (iii) on every thirtieth day after the initial day of a Maintenance Failure and thereafter (pro rated for periods totaling less than thirty days) until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(g) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Notwithstanding anything herein to the contrary, D&O Investors shall not be entitled to receive any Registration Delay Payments.

3. Related Obligations.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2(a), 2(d) or 2(e), the Company will use its best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall submit to the SEC, within two (2) Business Days after the Company learns that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than 48 hours after the submission of such request. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date as of which the Investors (excluding officers and directors) may sell all of the Registrable Securities covered by such Registration Statement without restriction pursuant to Rule 144(k) (or any successor thereto) promulgated under the 1933 Act or (ii) the date on which the Investors shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

b. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933

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Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until the expiration of the Registration Period. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the 1934 Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement if Legal Counsel requests such correspondence, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d. The Company shall furnish to each Investor whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by an Investor, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as such Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as such Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Investor.

e. The Company shall use its reasonable best efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Investors of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such applicable jurisdictions in the United States, as the Required Holders may reasonably request (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky”

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laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f. The Company shall notify Legal Counsel and each Investor in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), or the Company’s reasonable determination that a post-effective amendment to a Registration Statement is appropriate and, subject to Section 3(r), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, or otherwise amend such Registration Statement and deliver ten (10) copies of such supplement or amendment to Legal Counsel and each Investor (or such other number of copies as Legal Counsel or such Investor may reasonably request). The Company shall also promptly notify Legal Counsel and each Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and each Investor by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and each Investor who holds Registrable Securities being sold of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h. At the reasonable request of any Investor, the Company shall furnish to such Investor, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as an Investor may reasonably request a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Investors.

i. The Company shall make available for inspection by (i) any Investor, (ii) Legal Counsel and (iii) one firm of accountants or other agents retained by the Investors (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to an Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the 1933 Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investors’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

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j. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Investor and allow such Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

k. The Company shall use its reasonable best efforts either to (i) cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure the inclusion for quotation of all of the Registrable Securities on the Nasdaq National Market or (iii) if, despite the Company’s reasonable best efforts, the Company is unsuccessful in satisfying the preceding clauses (i) and (ii), to secure the inclusion for quotation of all of the Registrable Securities on The Nasdaq SmallCap Market for such Registrable Securities and, without limiting the generality of the foregoing, to use its reasonable best efforts to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. (“NASD”) as such with respect to such Registrable Securities or (iv) if, despite the Company’s reasonable best efforts, the Company is unsuccessful in satisfying the preceding clauses (i)-(iii), to secure the inclusion for quotation of all of the Registrable Securities on the NASD’s OTC Bulletin Board or the American Stock Exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(k).

l. The Company shall cooperate with the Investors who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend once legally permissible) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investors may reasonably request and registered in such names as the Investors may request.

m. If requested by an Investor, the Company shall (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as an Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by an Investor holding any Registrable Securities.

n. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

o. The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of a Registration Statement.

p. The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

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q. Within two (2) Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A.

r. Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company, in the best interest of the Company and otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Investors in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Investors) and the date on which the Grace Period will begin, and (ii) notify the Investors in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed twenty (20) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of forty-five (45) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Investors receive the notice referred to in clause (i) and shall end on and include the later of the date the Investors receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement or the securities purchase agreement underlying the Amphora Financing, as applicable, in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of the notice of a Grace Period and in compliance with Section 4(c) and for which the Investor has not yet settled.

s. The Company shall use its best efforts to maintain the eligibility of its registration statement on Form S-3 so that it is available for the registration of the resale of Registrable Securities.

4. Obligations of the Investors.

a. At least seven (7) Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor in writing of the information the Company requires from each such Investor if such Investor elects to have any of such Investor’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. Each Investor, by such Investor’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor’s election to exclude all of such Investor’s Registrable Securities from such Registration Statement.

c. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f), such Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Investor’s receipt of the copies of the supplemented or amended prospectus

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contemplated by Section 3(g) or the first sentence of 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Shares of Common Stock to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement or the securities purchase agreement underlying the Amphora Financing, as applicable, in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of 3(f) and for which the Investor has not yet settled.

d. Each Investor covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. Expenses of Registration.

All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. The Company shall also reimburse Peninsula Catalyst Fund, L.P. and Amphora for the fees and disbursements of their respective Legal Counsel in connection with registration, filing or qualification pursuant to Sections 2 and 3 of this Agreement which amount shall be limited to $10,000 for each Legal Counsel for each Registration Statement.

6. Indemnification.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend each Investor, the directors, officers, members, partners, employees, agents, representatives of, and each Person, if any, who controls any Investor within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement or (iv) any violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred

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by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(d); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any such Person from whom the Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Person controlling such Person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(d), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it or failed to deliver the correct prospectus as required by the 1933 Act and such correct prospectus was timely made available pursuant to Section 3(d); (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, including a corrected prospectus, if such prospectus or corrected prospectus was timely made available by the Company pursuant to Section 3(d); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement, such Investor’s failure to comply with prospectus delivery requirements or such Investor’s breach of Section 4(c); and, subject to Section 6(c), such Investor will reimburse any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the

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extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7. Contribution.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

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8. Reports Under the 1934 Act.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9. Assignment of Registration Rights.

The rights under this Agreement shall be automatically assignable by an Investor to any transferee of all or not less than 15,000 shares of such Investor’s Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned; (iii) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act or applicable state securities laws; (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement or the securities purchase agreement underlying the Amphora Financing, as applicable.

10. Amendment of Registration Rights.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the parties to this Agreement.

11. Miscellaneous.

a. This Agreement amends and restates the Original Agreement in its entirety, and as of the date hereof, the Original Agreement is of no further force or effect.

b. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the such record owner of such Registrable Securities.

c. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt,

REGISTRATION RIGHTS AGREEMENT	B-12

when delivered personally; (ii) upon receipt, when sent by facsimile or electronic mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Modtech Holdings, Inc.

2830 Barrett Avenue

Perris, California 92571

Telephone: (951) 943-4014

Facsimile: (951) 940-0427

Attention: Dennis Shogren, Chief Financial Officer

With a copy to:

Jon Haddan

Haddan & Zepfel LLP

500 Newport Center Drive, Suite 580

Newport Beach, CA 92660

Telephone: 949-706-6000

Facsimile: 949-706-6060

If to Legal Counsel:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone: (212) 756-2000

Facsimile: (212) 593-5955

Attention: Eleazer N. Klein, Esq.

And

Shartsis Friese LLP

One Maritime Plaza, 18th Floor

San Francisco, California 94111-3598

Telephone: (415) 421-6500

Facsimile: (415) 421-2922

Attention: Steven O. Gasser, Esq.

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers attached hereto, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. If a notice provided for hereunder is delivered via facsimile or electronic mail, such notice shall be valid only if an original hard copy is delivered within one business day of the time such facsimile is delivered. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or computer containing the time, date, recipient facsimile number or electronic mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

d. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

REGISTRATION RIGHTS AGREEMENT	B-13

e. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

f. This Agreement, the other Transaction Documents (as defined in the Securities Purchase Agreement or the securities purchase agreement underlying the Amphora Financing, as applicable) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

g. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

h. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

i. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile or electronic mail transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

j. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. All consents and other determinations required to be made by the Investors pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

l. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

m. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

n. The obligations of each Buyer hereunder are several and not joint with the obligations of any other Buyer, and no provision of this Agreement is intended to confer any obligations on any Buyer vis-à-vis any other Buyer. Nothing contained herein, and no action taken by any Buyer pursuant hereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated herein.

[Signature Page Follows]

REGISTRATION RIGHTS AGREEMENT	B-14

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

MODTECH HOLDINGS, INC.

By:	/s/ DENNIS SHOGREN
Name:	Dennis Shogren
Title:	Chief Financial Officer

REGISTRATION RIGHTS AGREEMENT	B-15

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

BUYERS:

Peninsula Catalyst Fund, L.P.
By: Peninsula Catalyst Management LLC
Its: General Partner

By:	/s/ MIKE OGBORNE
Name:	Mike Ogborne
Title:	Managing Member

Peninsula Catalyst QP Fund, L.P.
By: Peninsula Catalyst Management LLC
Its: General Partner

By:	/s/ MIKE OGBORNE
Name:	Mike Ogborne
Title:	Managing Partner

REGISTRATION RIGHTS AGREEMENT	B-16

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

Peninsula Fund, L.P.
By: PCM Capital LLC
Its: General Partner

By:	/s/ SCOTT A. BEDFORD
Name:	Scott A. Bedford
Title:	Managing Member

REGISTRATION RIGHTS AGREEMENT	B-17

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

Gruber & McBaine International		Lagunitas Partners LP
By: Gruber & McBaine Capital Management LLC		By: Gruber & McBaine Capital Management LLC
Its: Attorney-in-Fact		Its: General Partner

By:	/s/ JON D. GRUBER	By:	/s/ JON D. GRUBER
Name:	Jon D. Gruber	Name:	Jon D. Gruber
Title:	Manager	Title:	Manager

Wallace Foundation		Hamilton College
By: Gruber & McBaine Capital Management, LLC		By: Gruber & McBaine Capital Management, LLC
Its: Attorney-in-Fact		Its: Attorney-in-Fact

By:	/s/ JON D. GRUBER	By:	/s/ JON D. GRUBER
Name:	Jon D. Gruber	Name:	Jon D. Gruber
Title:	Manager	Title:	Manager

Donaghy Sales, Inc.		Gruber Family Foundation
By: Gruber & McBaine Capital Management, LLC		By: Gruber & McBaine Capital Management, LLC
Its: Attorney-in-Fact		Its: Attorney-in-Fact

By:	/s/ JON D. GRUBER	By:	/s/ JON D. GRUBER
Name:	Jon D. Gruber	Name:	Jon D. Gruber
Title:	Manager	Title:	Manager

Jon D. & Linda W. Gruber Trust

By:	/s/ JON D. GRUBER		/s/ J. PATTERSON MCBAINE
Name:	Jon D. Gruber	Name:	J. Patterson McBaine
Title:	Trustee

REGISTRATION RIGHTS AGREEMENT	B-18

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

Dolphin Offshore Partners, L.P.

By:	/s/ PETER E. SALAS
Name:	Peter E. Salas
Title:	General Partner

REGISTRATION RIGHTS AGREEMENT	B-19

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

AMPHORA LIMITED
By: Amaranth Advisors L.L.C., Its: Trading Advisor

By:	/s/ KARL J. WACHTER
Name:	Karl J. Wachter
Title:	Authorized Signatory

REGISTRATION RIGHTS AGREEMENT	B-20

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

/s/ MYRON A. WICK, III
Name:	Myron A. Wick, III

/s/ CHARLES A. MCGETTIGAN
Name:	Charles A. McGettigan

/s/ DAVID BUCKLEY
Name:	David Buckley

/s/ DENNIS SHOGREN
Name:	Dennis Shogren

/s/ RON SAVONA
Name:	Ron Savona

/s/ KAREN ANDREASEN
Name:	Karen Andreasen

/s/ RICK BARTOLOTTI
Name:	Rick Bartolotti

REGISTRATION RIGHTS AGREEMENT	B-21

SCHEDULE OF BUYERS

Buyer	Buyer’s Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number
Peninsula Catalyst Fund, L.P.	235 Pine Street Suite 1818 San Francisco, CA 94104 Telephone: (415) 568-3380 Facsimile: (415) 568-3385	Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, California 94111-3598 Attn: Steven O. Gasser, Esq. Telephone: (415) 421-6500 Facsimile: (415) 421-2922

Peninsula Catalyst Fund QP, L.P.	235 Pine Street Suite 1818 San Francisco, CA 94104 Telephone: (415) 568-3380 Facsimile: (415) 568-3385	Shartsis Friese LLP One Maritime Plaza, 18th Floor San Francisco, California 94111-3598 Attn: Steven O. Gasser, Esq. Telephone: (415) 421-6500 Facsimile: (415) 421-2922

Peninsula Fund, L.P.	235 Pine Street Suite 1818 San Francisco, CA 94104 Telephone: (415) 568-3380 Facsimile: (415) 568-3385	None

Lagunitas Partners, L.P.	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Gruber & McBaine International	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Hamilton College	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Wallace Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Donaghy Sales, Inc.	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Gruber Family Foundation	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

SCHEDULE OF BUYERS	B-22

Buyer	Buyer’s Address and Facsimile Number	Buyer’s Representative’s Address and Facsimile Number

Jon D. & Linda W. Gruber	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

J. Patterson McBaine	50 Osgood Place San Francisco, California 94133 Telephone: (415) 981-2101 Facsimile: (415) 981-6434	None

Dolphin Offshore Partners, L.P.	C/o Dolphin Asset Management 129 E. 17th Street New York, New York 10003 Facsimile: (212) 202-3817	None

Amphora Limited	c/o Amaranth Advisors L.L.C. One American Lane Greenwich, CT 06831 Attention: General Counsel Facsimile: (203) 422-3540 Telephone: (203) 422-3340 Residence: Cayman Islands	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attn: Eleazer Klein, Esq. Facsimile: (212) 593-5955 Telephone: (212) 756-2000

Myron A. Wick, III Charles A. McGettigan David Buckley Dennis Shogren Ron Savona Karen Andreasen Rick Bartolotti	c/o Modtech Holdings, Inc. 2830 Barrett Avenue Perris, California 92571 Telephone: (951) 943-4014 Facsimile: (951) 940-0427	None

SCHEDULE OF BUYERS	B-23

EXHIBIT A

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

Mellon Investor Services LLC

400 S. Hope Street, 4th Floor

Los Angeles, California 90071

Telephone: (213) 553-9724

Facsimile: (213) 553-9735

Attention: Raymond Torres

Re:	Modtech Holdings, Inc.

Ladies and Gentlemen:

[We are][I am] counsel to Modtech Holdings, Inc., a Delaware corporation (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Holders”) pursuant to which the Company issued to the Holders the Company’s common stock, $.01 par value per share (the “Common Shares”) and warrants exercisable for shares of Common Stock (the “Warrants”). Pursuant to the Securities Purchase Agreement, the Company also has entered into a First Amended and Restated Registration Rights Agreement with the Holders (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Common Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), under the Securities Act of 1933, as amended (the “1933 Act”). In connection with the Company’s obligations under the Registration Rights Agreement, on                     , 200    , the Company filed a Registration Statement on Form S-_ (File No. 333-                    ) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Holders as a selling stockholder thereunder.

In connection with the foregoing, [we][I] advise you that a member of the SEC’s staff has advised [us][me] by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and [we][I] have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Common Shares and the Warrant Shares are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing notice to you that the Common Shares and the Warrant Shares are, as of this date, freely transferable by the Holders pursuant to the Registration Statement. Unless you receive separate notice or instructions from us following the date hereof and preceding a request by a Holder for a legend-free certificate or reissue thereof, you need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders in exchange for their Common Shares or Warrant Shares as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated                     , 2005. This letter shall serve as our standing opinion with regard to this matter.

Very truly yours,

[ISSUER’S COUNSEL]

By:

CC:	[LIST NAMES OF HOLDERS]

EXHIBIT A	B-24

EXHIBIT B

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the selling stockholders have either been issued directly or issued upon exercise of the warrants. For additional information regarding the issuance of the Common Stock and warrants, see “Private Placement of Common Stock and Warrants” above. We are registering the shares of Common Stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the Common Stock and the Warrants issued pursuant to the Securities Purchase Agreement and the purchase of securities from the Company on December 31, 2004, by Amphora Limited, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the selling stockholders. The second column lists the number of shares of Common Stock beneficially owned by each selling stockholder, as of                     , 200    , assuming conversion of all convertible notes and exercise of the warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercise.

The third column lists the shares of Common Stock being offered by this prospectus by the selling stockholders.

In accordance with the terms of registration rights agreements with the selling stockholders, this prospectus generally covers the resale of 100% of the Common Stock and 100% of the number of shares of Common Stock issuable upon exercise of the related warrants as of the trading day immediately preceding the date the registration statement is initially filed with the SEC. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of Amphora Limited’s agreements with the Company, it may not exercise the warrants or convert its Notes into Common Stock to the extent such exercise or conversion would cause it, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Peninsula Catalyst Fund, L.P.		76,125	0

Peninsula Catalyst Fund QP, L.P.		186,375	0

Peninsula Fund, L.P. (2)		712,500	0

Lagunitas Partners LP		274,800	0

Gruber & McBaine International		250,350	0

Hamilton College		136,500	0

Wallace Foundation		72,750	0

Donaghy Sales, Inc.		45,600	0

Gruber Family Foundation		48,450	0

Jon D. & Linda W. Gruber Trust		90,900	0

EXHIBIT B	B-25

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
Jon D. & Linda W. Gruber Trust		10,650	0

J. Patterson McBaine		45,000	0

Dolphin Offshore Partners, L.P.		300,000	0

Amphora Limited		750,000	0

Myron A. Wick, III		23,850	0

Charles A. McGettigan		23,850	0

David Buckley		6,000	0

Dennis Shogren		8,100	0

Ron Savona		2,400	0

Karen Andreasen		2,400	0

Rick Bartolotti		2,400	0

EXHIBIT B	B-26

PLAN OF DISTRIBUTION

The selling securityholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling securityholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling securityholders), may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling securityholders may sell the securities by one or more of the following methods, without limitation:

(a) block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b) purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c) an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d) ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e) privately negotiated transactions;

(f) short sales;

(g) through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h) through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

(i) one or more underwritten offerings on a firm commitment or best efforts basis;

(j) any combination of any of these methods of sale; and

(k) any other method permitted pursuant to applicable law.

The selling securityholders may also transfer the securities by gift. We do not know of any arrangements by the selling securityholders for the sale of any of the securities.

The selling securityholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling securityholders may also sell the securities in accordance with Rule 144 under the Securities Act of 1933, as amended, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. As and when a selling securityholder takes such actions, the number of securities offered under this prospectus on behalf of such selling securityholder will decrease. The plan of distribution for that selling securityholder’s securities will otherwise remain unchanged.

PLAN OF DISTRIBUTION	B-27

To the extent required under the Securities Act of 1933, the aggregate amount of selling securityholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling securityholder and/or purchasers of selling securityholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling securityholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling securityholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling securityholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. The selling securityholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. A selling securityholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling securityholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling securityholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of securities in the market and to the activities of the selling securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We have agreed to indemnify in certain circumstances the selling securityholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act of 1933. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act of 1933.

The securities offered hereby were originally issued to the selling securityholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. We agreed to register the securities under the Securities Act of 1933, and to keep the registration statement of which this prospectus is a part effective until the date on which the selling securityholders have sold all of the securities. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel or other advisors to the selling securityholders, but not including underwriting discounts, concessions, commissions or fees of the selling securityholders.

We will not receive any proceeds from sales of any securities by the selling securityholders.

We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby.

PLAN OF DISTRIBUTION	B-28

Appendix C

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

MODTECH HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance:                                 , 2005 (“Issuance Date”)

Modtech Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,                     , the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after February 5, 2006 (the “Initial Exercisability Date”), but not after 11:59 p.m., California Time, on the Expiration Date (as defined below),                      fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of August 5, 2005 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section l(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section l(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as exchanging the original Warrant for a Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise

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Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section l(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section l(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a replacement Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $8.00, subject to adjustment as provided herein, provided, however, that unless and until the Company’s shareholder’s approve the transaction pursuant to which this Warrant was issued, the Exercise Price shall not be lower than $6.20.

(c) Company’s Failure to Timely Deliver Securities. Subject to Section l(f), if the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the trading day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section l(a). In addition to the foregoing, if within three (3) trading days after the Company’s receipt of the receipt of the Exercise Delivery Documents the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii)

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promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number	=	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises. [AMPHORA ONLY] Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including any Convertible Securities, warrants, and SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage

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to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

(g) Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion,

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exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required

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Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common equity) (“Other Shares of Common

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Equity”) of a company whose shares of common equity are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Equity in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Equity that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of

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the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a replacement Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a replacement Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary

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form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a replacement Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a replacement Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such replacement Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of Replacement Warrants. Whenever the Company is required to issue a replacement Warrant pursuant to the terms of this Warrant, such replacement Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such replacement Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a replacement Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other replacement Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such replacement Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock (other than rights issued pursuant to Approved Stock Plans) or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders and any such amendment or action so approved shall be binding upon all existing and future Holders of this Warrant; provided that no such action may increase the exercise price of any SPA Warrants or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrants without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

FORM OF WARRANT	C-9

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities or options to acquire securities, may be issued to any employee, officer or director for services provided to the Company

(b) “Bloomberg” means Bloomberg Financial Markets.

(c) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of San Francisco are authorized or required by law to remain closed.

(d) “Common Stock” means (i) the Company’s shares of Common Stock, par value $.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(e) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if

FORM OF WARRANT	C-10

no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(f) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon or exercise of the Warrants.

(g) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(h) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, or The Nasdaq SmallCap Market.

(i) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) pursuant to a bona fide firm commitment underwritten public offering at a price per share of Common Stock not less than the Conversion Price in effect at the time of such offering with a nationally recognized underwriter which generates net proceeds to the Company of at least $20,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”) (iii) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate twenty percent (20%) of the outstanding shares of Common Stock in any twelve (12) month period; and (iv) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof.

(j) “Expiration Date” means the date sixty months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(k) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(1) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

FORM OF WARRANT	C-11

(m) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(n) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(o) “Principal Market” means the Nasdaq National Market.

(p) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers, dated August 5, 2005, as may be amended from time to time.

(q) “Required Holders” means the holders of the SPA Warrants representing a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(r) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(s) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(t) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

FORM OF WARRANT	C-12

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MODTECH HOLDINGS, INC.

By:
Name: Title:

FORM OF WARRANT	C-13

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MODTECH HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase                                  of the shares of Common Stock (“Warrant Shares”) of Modtech Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

a “Cash Exercise” with respect to	Warrant Shares;
and/or

a “Cashless Exercise” with respect to	Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

Date:                             ,

Name of Registered Holder

By:
Name: Title:

EXHIBIT A	C-14

ACKNOWLEDGMENT

Delivery Via DWAC

[Company Letterhead]

Date:

Via Fax:[201-296-4491] only

Mellon Investor Services LLC

DWAC Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: DWAC Issuance 001-751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of July        , 2005.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

The broker will initiate the DWAC transaction on (date).

Sincerely,

[Company Contact Name]
[Title]

cc: Broker

ACKNOWLEDGMENT	C-15

ACKNOWLEDGMENT

Form for Physical Certificate

[Company Letterhead]

Via Fax:[201-296-4279 only

Mellon Investor Services LLC

Stock Option Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: Option Issuance 001 -751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via Physical certificate. The shares are being issued to Cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of July         , 2005:

Date of Certificate:

Number of Shares:

Optionee Name:
Social Security Number:

Restricted Shares:	☐ NO ☐ YES (see attached legend to be affixed to certificate)

Name on Certificate:
Mailing Address
for Certificates:

Method of Delivery:

Please call [Company contact & Phone #] if you have any questions. Thank you for your assistance.

Very truly yours,

[Company Contact Name]
[Title]

ACKNOWLEDGMENT	C-16

Appendix D

EXECUTION VERSION

AMENDED AND RESTATED

SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTIONS 3(c)(iii) AND 19(a) HEREOF. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 3(c)(iii) OF THIS NOTE.

MODTECH HOLDINGS, INC.

SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE

Issuance Date: August 5, 2005	Principal: U.S. $25,900,000

FOR VALUE RECEIVED, Modtech Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to AMPHORA LIMITED or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the rate of 7.00% per annum (the “Interest Rate”), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Amended and Restated Senior Subordinated Secured Convertible Note (including all Senior Subordinated Secured Convertible Notes issued in exchange, transfer or replacement hereof, this “Note”) amends, supplements, modifies and completely restates the Senior Subordinated Secured Convertible Note, dated as of December 31, 2004 (the “Existing Note”), issued by the Company to the order of the Holder in the maximum principal amount of $25,000,000, but shall not, except as specifically amended hereby, constitute a release, satisfaction or novation of any of the obligations under the Existing Note or any other Transaction Document (as defined in the Securities Purchase Agreement, defined below). In addition to the Interest provided herein, the Company also promises to pay to the Holder on October 1, 2005 unpaid interest accrued under the Existing Note from July 1, 2005 to (and including) the Issuance Date of this Note, in the aggregate amount of [$                    ].1 This Note is the Senior Subordinated Secured Convertible Note issued pursuant to the Securities Purchase Agreement (collectively, the “Notes” and to the extent any principal amount of this Note is transferred, such other Senior Subordinated Secured Convertible Notes issued in connection with such transfer, the “Other Notes”). Certain capitalized terms used herein are defined in Section 31.

[1]	To be provided, post-closing.

(1) MATURITY. On the Maturity Date, the Holder shall surrender the Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest. The “Maturity Date” shall be December 31, 2009, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.

(2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 360-day year comprised of twelve 30-day months and shall be payable in arrears on the first day of each January, April, July and October during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being October 1, 2005. Interest shall be payable on each Interest Date in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i). From and after the occurrence of an Event of Default, the Interest Rate shall be increased to twelve and one-half percent (12.5%) (the “Default Rate”); provided, however, that the Interest Rate shall not increase to the Default Rate so long as, but only to the extent that, (a) such Event of Default results solely from the Company’s failure to satisfy or otherwise comply with any financial covenant in accordance with Section 15(e) hereof and (b) the lenders under the Current Credit Facility agree in writing to (i) waive each Event of Default under (and as defined in) the Current Credit Facility that results solely from the Company’s failure to satisfy or otherwise comply with any financial covenant in the Current Credit Facility that directly corresponds to such Section 15(e) financial covenant(s) and (ii) forbear in the exercise of any rights and remedies relating to such Event of Default under the Current Credit Facility. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Note shall be convertible into shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), on the terms and conditions set forth in this Section 3.

(a) Conversion Right. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion Amount; provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of Common Stock to any Person other than the Holder or with respect to any income tax due by the Holder with respect to such Common Stock issued upon conversion.

(b) Conversion Rate. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (such number of shares, the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made and (B) accrued and unpaid Interest with respect to such Principal.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination a price equal to the greater of (A) the product of (x) 115% and (y) the arithmetic average of the Weighted Average Price of the Common Stock on the five (5) Trading Days commencing with the First Trading Day after the Subscription Date and (B) $8.61, each subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Common Stock on any date (a “Conversion Date”), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction) and (C) pay any transfer taxes or other applicable taxes or duties, if any, required in connection with the issuance of shares of Common Stock to a Person other than the Holder. On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Company’s Failure to Timely Convert. If the Company shall fail to issue a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five Business Days after the Conversion Date (a “Conversion Failure”), then (A) the Company shall pay damages to the Holder for each day of such Conversion Failure in an amount equal to 1.5% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date and (B) the Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the Company’s receipt of the facsimile copy of a Conversion Notice the Company shall fail to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s conversion of any Conversion Amount, and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the

Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Bid Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(iv) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the Company, subject to Section 3(d), shall convert from each holder of Notes electing to have Notes converted on such date a pro rata amount of such holder’s portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 26.

(d) Limitations on Conversions.

(i) Beneficial Ownership. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, non-converted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any Other Notes or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Form 10-K, Form 10-Q or Form 8-K, as the case may be, (y) a more recent public announcement by the Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the

Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon conversion of this Note, and the Holder of this Note shall not have the right to receive upon conversion of this Note any shares of Common Stock (and only such shares of Common Stock), if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion or exercise, as applicable, of the Notes and Warrants without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of the Notes pursuant to the Securities Purchase Agreement (the “Purchasers”) shall be issued in the aggregate, upon conversion or exercise, as applicable, of Notes or Warrants, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date and the denominator of which is the aggregate principal amount of all Notes issued to the Purchasers pursuant to the Securities Purchase Agreement on the Closing Date (with respect to each Purchaser, the “Exchange Cap Allocation”). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser’s Notes, the transferee shall be allocated a pro rata portion of such Purchaser’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Notes shall convert all of such holder’s Notes into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of Notes on a pro rata basis in proportion to the aggregate principal amount of the Notes then held by each such holder.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the failure of the applicable Registration Statement required to be filed pursuant to the Registration Rights Agreement to be declared effective by the SEC on or prior to the date that is sixty (60) days after the applicable Effectiveness Deadline (as defined in the Registration Rights Agreement), or, while the applicable Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the applicable Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to any holder of the Notes for sale of all of such holder’s Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive days or for more than an aggregate of thirty (30) days in any 365-day period (other than days during an Allowable Grace Period (as defined in the Registration Rights Agreement));

(ii) the suspension from trading or failure of the Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

(iii) the Company’s (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a permitted request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes (other than notice delivered by the Company in good faith in connection with a dispute that is being resolved in accordance with Section 26 as to the appropriate number of shares of Common Stock to be delivered upon conversion of the Notes so long as the Company timely delivers any shares not subject to such dispute and following the resolution of such dispute the Company delivers such appropriate number of shares to the Holder within two (2) days of such resolution);

(iv) if at any time following the tenth (10th) consecutive Business Day that the Holder’s Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note (without regard to any limitations on conversion set forth in Section 3(d) or otherwise);

(v) the Company’s failure to pay to the Holder any amount of Principal, Interest or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments, premiums or other amounts hereunder) or any other Transaction Document (as defined in the Securities Purchase Agreement) except, in the case of a failure to pay Interest when and as due, in which case only if such failure continues for a period of at least three (3) Business Days after written notice thereof is delivered to the Company;

(vi) any acceleration prior to maturity of any Indebtedness (as defined in Section 3(s) of the Securities Purchase Agreement) in excess of $3,000,000 in the aggregate of the Company or any of its Subsidiaries (as defined in Section 3(a) of the Securities Purchase Agreement) other than with respect to any Other Notes;

(vii) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

(ix) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(x) the Company breaches, in any material manner, any representation, warranty, covenant (other than the covenants set forth in Section 15 of this Note) or other term or condition of any Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least thirty (30) consecutive days after written notice thereof is delivered to the Company;

(xi) any breach or failure to comply with Section 15 of this Note; or

(xii) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) the Redemption Premium and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice, and (B) the Closing Sale Price of the Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 13.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other Transaction Documents in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the Notes, and satisfactory to the Required Holders, (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market and (iii) the consummation of such Fundamental Transaction shall not result in the Successor Entity’s failure to satisfy the financial covenants in Section 15(e) of this Note. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Company’s Common Stock (or other securities, cash, assets or other property) issuable upon the conversion or redemption of the Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(b) Redemption Right. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period (the “Change of Control Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company in cash at a price equal to the product of the (i) Change of Control Premium multiplied by (ii) the greater of (x) the product of (I) the Conversion Amount being redeemed and (II) the quotient determined by dividing (A) the Closing Sale Price of the Common Stock immediately after the public announcement of such proposed Change of Control by (B) the Conversion Price, (y) the Conversion Amount being redeemed and (z) the product of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the Common Stock upon consummation of the Fundamental Transaction and (II) the quotient determined by dividing (A) the Conversion Amount being redeemed by (B) the Conversion Price (the “Change of Control Redemption Price”). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with a Change of Control. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(c) (together with any interest thereon) may be converted, in whole or in part, by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares of stock or equity interests of the Successor Entity substantially equivalent to the Company’s Common Stock pursuant to Section 3.

(c) Change of Control Premium Upon Conversion. Upon any conversion of any Conversion Amount of this Note during the Change of Control Period, the Holder shall be entitled to receive on the applicable Conversion Date an amount in cash equal to (i) the product of (x) the Change of Control Premium and (y) the applicable Conversion Amount minus (ii) the applicable Conversion Amount.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security or for which the Holder has a participation right pursuant to Section 18) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the product of (A) the Conversion Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Conversion Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Conversion Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. For purposes of determining the adjusted Conversion Price under this Section 7(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 7(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion or exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion or exchange or exercise of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the “price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Until such time as the Company receives the Stockholder Approval, no adjustment pursuant to this Section 7(a) shall cause the Conversion Price to be less than $8.57 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction) (the “Minimum Conversion Price”).

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8) COMPANY’S RIGHT OF MANDATORY REDEMPTION.

(a) Mandatory Redemption. If at any time from and after December 31, 2007 (the “Mandatory Redemption Eligibility Date”), (i) the Weighted Average Price of the shares of Common Stock exceeds 175% of the Conversion Price as of December 31, 2004 (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for each of any twenty (20) consecutive Trading Days following the Mandatory Redemption Eligibility Date (the “Mandatory Redemption Measuring Period”) and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Holder from and including the Mandatory Redemption Notice Date (as defined below) through and including the Mandatory Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Note as designated in the Mandatory Redemption Notice, as of the Mandatory Redemption Date (a “Mandatory Redemption”). The portion of this Note subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the “Mandatory Redemption Price”) on the Mandatory Redemption Date (as defined below). The Company may exercise its right to require redemption under this Section 8(a) by delivering within not more than (2) Trading Days following the end of such Mandatory Redemption Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the “Mandatory Redemption Notice” and the date all of the holders received such notice is referred to as the “Mandatory Redemption Notice Date”). The Company may deliver one Mandatory Redemption Notice hereunder and the Mandatory Redemption Notice shall be irrevocable. The Mandatory Redemption Notice shall state (A) the date on which the Mandatory Redemption shall occur (the “Mandatory Redemption Date”) which date shall be not less than thirty (30) days nor more than sixty (60) days after the Mandatory Redemption Notice Date, and (B) the aggregate Conversion Amount of the Notes which the Company has elected to be subject to Mandatory Redemption from all of the holders of the Notes pursuant to this Section 8 (and analogous provisions under the Other Notes) on the Mandatory Redemption Date; provided that the Company must redeem no less than $5,000,000 in Principal Amount in such Mandatory Redemption. All Conversion Amounts converted by the Holder after the Mandatory Redemption Notice Date shall reduce the Conversion Amount of this Note required to be redeemed on the Mandatory Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 13.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a Mandatory Redemption pursuant to Section 8(a), then it must simultaneously take the same action with respect to the Other Notes. If the Company elects to cause an Optional Redemption pursuant to Section 8(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion Amounts of the Notes then outstanding, then the Company shall require redemption of a Conversion Amount from each of the holders of the Notes equal to the product of (i) the aggregate Conversion Amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate initial principal amount of the Notes purchased by such holder and the denominator of which is the sum of the aggregate initial principal amount of the Notes purchased by all holders (such fraction with respect to each holder is referred to as its “Redemption Allocation Percentage”, and such amount with respect to each holder is referred to as its “Pro Rata Redemption Amount”). In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder’s Notes, the transferee shall be allocated a pro rata portion of such holder’s Conversion Allocation Percentage and Redemption Allocation Percentage.

(c) Mandatory Redemption After December 31, 2006. If at any time from and after December 31, 2006 and prior to December 31, 2007, the Weighted Average Price of the shares of Common Stock exceeds 200% of the Conversion Price as of December 31, 2004 (subject to appropriate adjustments for stock splits, stock dividends, stock combinations and other similar transactions after the Issuance Date) for each of any twenty (20) consecutive Trading Days following December 31, 2006, the Holder and the holders of the Other Notes discuss with the Company, in good faith, the amendment of this Note and the Other Notes to provide the Company with a right to redeem the Notes at a redemption price not greater than 116% of the Conversion Amount being redeemed. Any such amendment to the Notes shall be made in accordance with the terms of Section 19.

(9) HOLDER’S RIGHT OF OPTIONAL REDEMPTION.

(a) The Holder shall have the right, in its sole discretion to require that the Company redeem a portion of this Note (a “Holder Optional Redemption”) by delivering written notice thereof (a “Holder Optional Redemption Notice” and, collectively with the Event of Default Redemption Notice, the Change of Control Redemption Notice and the Mandatory Redemption Notice, the “Redemption Notices” and each a “Redemption Notice”) to the Company no later than twenty (20) Trading Days prior to any Optional Redemption Date. The Holder Optional Redemption Notice shall indicate the Conversion Amount the Holder is electing to have redeemed on such Optional Redemption Date (the “Holder Optional Redemption Amount”); provided, however, that such Holder Optional Redemption Amount indicated shall not exceed the applicable Optional Redemption Amount. The portion of this Note subject to redemption pursuant to this Section 9(a) shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the “Holder Optional Redemption Price” and, collectively with the Event of Default Redemption Price, the Change of Control Redemption Price and the Mandatory Redemption Price, the “Redemption Prices” and, each a “Redemption Price”); provided, however, that, only with respect to the First Optional Redemption Date and the Second Optional Redemption Date, in the event the Company is prohibited by the terms of the Current Credit Facility and/or the Intercreditor Agreement to redeem in cash (and the Company has not otherwise received any necessary consent of the requisite parties thereunder to take such action) all or any portion of the Holder Optional Redemption Amount (such amount not able to be redeemed, the “Optional Redemption Shortfall Amount”), the Company may, at its option, and so long as the Equity Conditions shall have been satisfied (or waived in writing by the Holder) during the period from and including the Company Conversion Notice Due Date through and including the applicable Optional Redemption Date, satisfy its obligations under this Section 9 with respect to the redemption of all or any portion of such Optional Redemption Shortfall Amount by delivery of shares of Common Stock to the Holder (the “Company Conversion Option”). If the Company exercises the Company Conversion Option, it shall deliver to the Holder an irrevocable notice no later than fifteen (15) Trading Days prior to the applicable Optional Redemption Date (the “Company Conversion Notice Due Date”) stating (A) that the Company is exercising such conversion option and (B) the portion of the Optional Redemption Shortfall Amount that is the subject of the Company Conversion Option (the “Company Conversion Amount”). On the day immediately following the last day of the Company Conversion Measuring Period, the Company shall provide notice to the Holder of the applicable Company Conversion Price. Any Company Conversion Amount shall be converted as of the applicable Optional Redemption Date by dividing such Company Conversion Amount by the Company Conversion Price.

(b) In the event there is an Optional Redemption Shortfall Amount and the Equity Conditions shall not have been satisfied as required (or waived), the Holder may, at its option, require the Company to redeem all or any portion of the Optional Redemption Shortfall Amount (such amount, the “Holder Optional Conversion Amount”) on the applicable Optional Redemption Date by delivering shares of Common Stock to the Holder (the “Holder Optional Conversion Option”). The Holder shall state in each Holder Optional Redemption Notice delivered at any time when the Holder is electing the Holder Optional Conversion

Option whether such Holder will exercise the Holder Optional Conversion Option in the event there is an Optional Redemption Shortfall Amount. Any Holder Optional Conversion Amount shall be converted as of the applicable Optional Redemption Date by dividing such Holder Optional Conversion Amount by the Minimum Conversion Price.

(c) Redemptions required by this Section 9 shall be made in accordance with the provisions of Section 13 and any conversions required by this Section upon election by the Company of the Company Conversion Option or the Holder of the Holder Optional Conversion Option shall be made in accordance with the provisions of Section 3(c). Notwithstanding anything to the contrary in this Section 9, but subject to Section 3(d), until the Holder receives the Redemption Price and/or the shares deliverable in connection with any Company Conversion Amount or Holder Optional Conversion Amount, the Holder Optional Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3, and any such conversion shall reduce the Holder Optional Redemption Amount in the manner set forth by the Holder in the applicable Conversion Notice.

(10) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities Purchase Agreement).

(11) NON-CIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

(12) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Notes, 130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding; provided that at no time shall the number of shares of Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Common Stock reserved for conversions of the Notes and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Notes based on the principal amount of the Notes held by each holder at the Closing (as defined in the Securities Purchase Agreement) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s Notes, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

(b) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75)

days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(13) HOLDER’S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price or Holder Optional Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice or the Holder Optional Redemption Notice, as the case may be. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise. The Company shall deliver the Mandatory Redemption Price to the Holder on the Mandatory Redemption Date. In the event of a redemption of less than all of the Conversion Amount of this Note, the Company shall promptly cause to be issued and delivered to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal which has not been redeemed. In the event that the Company does not pay the applicable Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price has not been paid. Upon the Company’s receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with Section 21(d)) to the Holder representing such Conversion Amount and (z) the Conversion Price of this Note or such new Notes shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Redemption Notice is voided and (B) the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the Redemption Notice is delivered to the Company and ending on and including the date on which the Redemption Notice is voided

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b) or Section 9 (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(14) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Note.

(15) COVENANTS.

(a) Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company and its Subsidiaries, other than Senior Indebtedness (subject to the terms of Section 16 hereof).

(b) Incurrence of Indebtedness. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness.

(c) Existence of Liens. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

(d) Restricted Payments. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Senior Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(e) Financial Covenants. On and after July 1, 2005, the Company shall satisfy or otherwise comply with each of the financial covenants set forth in the Exhibit II hereto in each Fiscal Quarter. The Company shall (i) provide to the Holder a certificate certifying compliance with these financial covenants, contemporaneously with the delivery of any similar compliance certificate the Company is required to provide to the lenders or designated agent under the Current Credit Facility, and (ii) prior to or simultaneously with the delivery to the Holder of any such compliance certificate stating that the Company has failed to satisfy any financial covenant hereunder, publicly disclose such failure.

(16) SUBORDINATION TO SENIOR INDEBTEDNESS.

(a) Subordination. The indebtedness represented by this Note and the payment of any Principal, Interest, redemption amount, liquidated damages, fees, expenses or any other amounts in respect of this Note (collectively, the “Subordinated Indebtedness”) is hereby expressly made subordinate and junior and subject in right of payment (to the extent expressly set forth in Section 16(b) hereof) to the prior payment in full of all Senior Indebtedness of the Company now outstanding or hereinafter incurred.

(b) Payment upon Dissolution, Etc. In the event of any bankruptcy, insolvency, reorganization, receivership, composition, assignment for benefit of creditors or other similar proceeding initiated by or against the Company or any dissolution or winding up or total or partial liquidation or reorganization in bankruptcy of the Company (each, a “Proceeding”), all principal and interest due upon any Senior Indebtedness shall first be paid in full before the Holder shall be entitled to receive or, if received, to retain any payment or distribution on account of this Note and, during the continuance of any such Proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled with respect to any Subordinated Indebtedness but for the provisions of this Section 16 shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holder who shall have received such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to each such holder on the basis of the respective amounts of such Senior Indebtedness held by such holder) or their representatives to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holder or any holders of the Notes; provided, however, that notwithstanding anything to the contrary, in any event the Holder shall be entitled to receive and retain any and all Junior Securities (as defined below).

(c) Certain Rights. Nothing contained in this Section 16 or elsewhere in this Note or any other Transaction Document, is intended to or shall impair, as among the Company, its creditors including the holders of Senior Indebtedness and the Holder, the right, which is absolute and unconditional, of the Holder to convert this Note in accordance herewith.

(d) Rights of Holders Unimpaired. The provisions of this Section 16 are and are intended solely for the purposes of defining the relative rights of the Holder and the holders of Senior Indebtedness and nothing in this Section 16 shall impair, as between the Company and the Holder, the obligation of the Company, which is unconditional and absolute, to pay to the Holder the Principal hereof (and premium, if any), accrued Interest hereon and all other Subordinated Indebtedness payable hereunder, all in accordance with the terms of this Note.

(e) Junior Securities. As used herein, “Junior Securities” means debt or equity securities of the Company as reorganized or readjusted, or debt or equity securities of the Company or any other Person provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a Proceeding under any applicable law, so long as in the case of debt securities, such Junior Securities are subordinated in right of payment to all Senior Indebtedness and to whatever is issued to the holders of the Senior Indebtedness on account of the Senior Indebtedness, to the same extent as, or to a greater extent than, the Subordinated Indebtedness is so subordinated as provided for herein.

(17) REDUCTION OF LETTER OF CREDIT AMOUNT. The Letter of Credit Amount shall be reduced by $5,000,000 or, solely as to the First Optional Redemption Date in the event an EBITDA Reduction (as defined below) has occurred, $1,700,000, if on any Optional Redemption Date either (a) the holders of the Notes exercise the Holder Optional Redemption on an Optional Redemption Date for the Aggregate Optional Redemption Amount or (b) (i) if the Holder Optional Redemption has not been fully exercised by each Holder on any Optional Redemption Date and (ii) (x) on the First Optional Redemption Date, the Company has been Profitable for two (2) Calendar Quarters prior to such First Optional Redemption Date, (y) on the Second Optional Redemption Date, the Company has been Profitable for two (2) Calendar Quarters during the period beginning after the First Optional Redemption Date through the Second Optional Redemption Date, or (z) on the Third Optional Redemption Date, the Company has been Profitable for one (1) Calendar Quarter during the period beginning after the Second Optional Redemption Date through the Third Optional Redemption Date (each of the foregoing (x), (y) and (z), a “Profitability Target”). In the event that the holders of the Notes exercise the Holder Optional Redemption for less than the Aggregate Optional Redemption Amount on any Optional Redemption Date and the Profitability Target for such Optional Redemption Date has not been met, the Letter of Credit Amount shall be reduced by an amount equal to the product of (1) $5,000,000 or solely as to the First Optional Redemption Date in the event of an EBITDA Reduction (as defined below) has occurred, $1,700,000, multiplied by (2) a fraction (A) the numerator of which is the aggregate Conversion Amount redeemed by all holders on such Optional Redemption Date and (B) the denominator of which is the Aggregate Optional Redemption Amount. In addition, in the event that the Company’s EBITDA for any twelve (12) month period reported by the Company in a Form 10-Q, Form 10-K and Form 8-K filed from and after the Issuance Date and immediately prior to the First Optional Redemption Date is equal to or greater than $18,000,000, then the Letter of Credit Amount shall be immediately reduced by $3,330,000 (an “EBITDA Reduction”).

(18) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Note into Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(19) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this Note or the Other Notes. Any change or amendment so approved shall be binding upon all existing and future holders of this Note and any Other Notes.

(20) TRANSFER. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of Section 2(f) of the Securities Purchase Agreement.

(21) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 21(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 21(d)) to the Holder representing the outstanding Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 3(c)(iii) following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 21(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 21(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 21(a) or Section 21(c), the Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest on the Principal of this Note, from the Issuance Date.

(22) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(23) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(24) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

(25) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(26) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall use its reasonable best efforts to cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error. The Company shall not be required to pay any penalty payments hereunder solely relating to the matter and the amount in dispute during the pendency of any bona fide, good faith dispute hereunder as to such matter.

(27) NOTICES; PAYMENTS.

(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

(28) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(29) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

(30) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(31) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Aggregate Optional Redemption Amount” means (i) with respect to the First Optional Redemption Date, $8,333,333.33, (ii) with respect to the Second Optional Redemption Date, $9,233,333.33 and (iii) with respect to the Third Optional Redemption Date, $8,333,333.34.

(b) “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer or director for services provided to the Company.

(c) “Bloomberg” means Bloomberg Financial Markets.

(d) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(e) “Calendar Quarter” means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(f) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(g) “Change of Control Premium” means (i) from December 31, 2004 until the eighteen (18) month anniversary thereof, 120%, (ii) from the eighteen (18) month anniversary of December 31, 2004 until the forty-second (42) month anniversary thereof, 115% and (iii) from the forty-second (42) month anniversary of December 31, 2004 until the Maturity Date, 110%.

(h) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(i) “Closing Date” shall have the meaning set forth in the Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

(j) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 7(a)(i) and 7(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the Notes and the Warrants.

(k) “Company Conversion Price” means, as of any date of determination, that price which shall be computed as 95% of the arithmetic average of the Weighted Average Price of the Common Stock during each of the ten (10) consecutive Trading Days of the ten (10) Trading Day period commencing three (3) Trading Days after the Company Conversion Notice Due Date (such period, the “Company Conversion Measuring Period”).

(l) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(m) “Current Credit Facility” means the Financing Agreement, dated as of February 25, 2005, among the Company, as borrower, the lenders from time to time party thereto and Fortress Credit Corp., as collateral agent and administrative agent, together with any amendments, restatements, renewals, refundings, refinancings or other extensions thereof.

(n) “EBITDA” means with respect to any Person for any applicable period, the Net Income of such Person and its subsidiaries for such period, plus without duplication, the sum of the following amounts of such Person and its subsidiaries for such period and to the extent deducted in determining Net Income of such Persons for such period: (i) Net Interest Expense, (ii) income tax expense, (iii) depreciation expense, and (iv) amortization expense.

(o) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc, the American Stock Exchange or The Nasdaq SmallCap Market.

(p) “Equity Conditions” means that each of the following conditions is satisfied: (i) on each day during the period beginning six (6) months prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), either (x) the Registration Statement filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on an Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during the one (1) year period ending on and including the date immediately preceding the applicable date of determination, the Company shall have delivered Conversion Shares upon conversion of the Notes and Warrant Shares upon exercise of the Warrants to the holders on a timely basis as set forth in Section 2(c)(ii) hereof (and analogous provisions under the Other Notes) and Sections 2(a) of the Warrants; (iv) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document; (v) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (vi) the Company shall have no knowledge of any fact that would cause (x) the Registration Statements required pursuant to the Registration Rights Agreement not to be effective and available for the resale of all remaining Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any shares of Common Stock issuable upon conversion of the Notes and shares of Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; (vii) the Stockholder Approval (as defined in the Securities Purchase Agreement) shall have been obtained; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(q) “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Notes or the exercise of the Warrants; (iii) pursuant to a bona fide firm commitment underwritten public offering at a price per share of Common Stock not less than the Conversion Price in effect at the time of such offering with a nationally recognized underwriter which generates net proceeds to the Company of at least $20,000,000 (other than an “at-the-market offering” as defined in Rule 415(a)(4) under the 1933 Act and “equity lines”) (iv) in connection with any acquisition by the Company, whether through an acquisition of stock or a merger of any business, assets or technologies the primary purpose of which is not to raise equity capital in an amount not to exceed, in the aggregate twenty percent (20%) of the outstanding shares of Common Stock in any twelve (12) month period; and (v) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date.

(r) “First Optional Redemption Date” means June 30, 2006.

(s) “Fiscal Quarter” means each of the fiscal quarters adopted by the Company for financial reporting purposes that correspond to the Company’s fiscal year that ends on December 31, or such other fiscal quarter adopted by the Company for financial reporting purposes in accordance with GAAP.

(t) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) be subject to an offer from another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of related Persons (as defined in Sections 13(d) and 14(d) of the Exchange Act) whereby such other Person or group acquires more than the 50% of the outstanding shares of Voting Stock (not including any shares of Voting Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(u) “GAAP” means United States generally accepted accounting principles, consistently applied.

(v) “Intercreditor Agreement” means that certain intercreditor agreement dated as of the date hereof by the Company, Wells Fargo Bank, National Association, as first lien collateral agent, and Amphora Limited, as second lien collateral agent.

(w) “Letter of Credit Amount” means the amount of the letter of credit issued in favor the Senior Agent (as defined in the Securities Purchase Agreement), which amount shall initially be $10,000,000, which amount may be reduced pursuant to Section 17 hereof.

(x) “Net Income” means, with respect to any Person for any applicable period, the net income (loss) of such Person for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Net Income (without duplication): (i) any extraordinary or non recurring gains or losses or gains, (ii) restructuring charges, (iii) effects of discontinued operations, and (iv) interest income.

(y) “Net Interest Expense” means, with respect to any Person for any applicable period, gross interest expense of such Person for such period determined on a non-consolidated basis and in accordance with generally accepted accounting principles, (including, without limitation, interest expense paid to affiliates of such Person), less (i) gains for such period on hedging agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (ii) the sum of (x) losses for such period on hedging agreements (to the extent not included in gross interest expense) and (y) the upfront costs or fees for such period associated with hedging agreements (to the extent not included in gross interest expense), in each case, determined on a non-consolidated basis and in accordance with GAAP.

(z) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(aa) “Optional Redemption Amount” means, with respect to any Holder, for any Holder Optional Redemption occurring on an Optional Redemption Date, (i) with respect to the First Optional Redemption Date, 32% of the Principal amount of this Note on the Issuance Date (or such portion of such 32% of the Principal as may be designated in the case of a transfer of this Note) plus accrued and unpaid Interest on such Principal, (ii) with respect to the Second Optional Redemption Date, 36% of the Principal amount of this Note on the Issuance Date (or such portion of such 36% of the Principal as may be designated in the case of a transfer of this Note) plus accrued and unpaid Interest on such Principal and (iii) with respect to the Third Optional Redemption Date, 32% of the Principal amount of this Note on the Issuance Date (or such portion of such 32% of the Principal as may be designated in the case of a transfer of this Note) plus accrued and unpaid Interest on such Principal.

(bb) “Optional Redemption Date” means any of the First Optional Redemption Date, the Second Optional Redemption Date and the Third Optional Redemption Date.

(cc) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(dd) “Permitted Indebtedness” means (A) Senior Indebtedness and (B) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until 91 days after the Maturity Date or later and (2) total interest and fees at a rate in excess of seven percent (7%) per annum.

(ee) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) any Lien incurred to secure Senior Indebtedness and (v) Liens securing the Company’s obligations under the Notes.

(ff) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(gg) “Principal Market” means the Nasdaq National Market.

(hh) “Profitable” means, with respect to any Person for any applicable period, such Person having positive Net Income for such period

(ii) “Redemption Premium” means (i) in the case of the Events of Default described in Section 4(a)(i) - (vi) and (ix) - (xii), 110% or (ii) in the case of the Events of Default described in Section 4(a)(vii) - (viii), 100%.

(jj) “Registration Rights Agreement” means that certain registration rights agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

(kk) “Required Holders” means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

(ll) “SEC” means the United States Securities and Exchange Commission.

(mm) “Second Optional Redemption Date” means June 30, 2007.

(nn) “Securities Purchase Agreement” means that certain securities purchase agreement dated as of the Subscription Date by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes.

(oo) “Senior Indebtedness” means the principal of (and premium, if any), interest on, and all fees and other amounts (including, without limitation, any reasonable out-of-pocket costs, enforcement expenses (including reasonable out-of-pocket legal fees and disbursements), collateral protection expenses and other reimbursement or indemnity obligations relating thereto) payable by Company under or in connection with the Current Credit Facility provided, however, that (1) the aggregate amount of such Senior Indebtedness (taking into account the maximum amounts which may be advanced, including pursuant to any letters of credit, under the loan documents evidencing such Senior Indebtedness) does not as of the date on which such Senior Indebtedness is incurred exceed $57,000,000 and (2) such Senior Indebtedness affirmatively provides that it will at no time, respective of the base rate used, bear a rate of interest per annum (including commitment and similar per annum fees) in excess of LIBOR plus nine and one half percent (9.5%) per annum.

(pp) “Subscription Date” means December 30, 2004.

(qq) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(rr) “Third Optional Redemption Date” means June 30, 2008.

(ss) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(tt) “Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

(uu) “Warrants” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(vv) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 26. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

MODTECH HOLDINGS, INC.

By:	/s/ DENNIS SHOGREN
Name: Dennis Shogren
Title: Chief Financial Officer

EXHIBIT I

MODTECH HOLDINGS, INC.

CONVERSION NOTICE

Reference is made to the Senior Subordinated Secured Convertible Note (the “Note”) issued to the undersigned by Modtech Holdings, Inc. (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock par value $.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:

  (if electronic book entry transfer)

Transaction Code Number:

  (if electronic book entry transfer)

ACKNOWLEDGMENT

Delivery Via DWAC

[Company Letterhead]

Date:

Via Fax: [201-296-4491] only

Mellon Investor Services LLC

DWAC Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: DWAC Issuance 001-751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the conversion of Amended and Restated Senior Subordinated Secured Convertible Notes under the Securities Purchase Agreement, dated as of December 30, 2004.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

The broker will initiate the DWAC transaction on (date).

Sincerely,

[Company Contact Name]
[Title]

cc: Broker

ACKNOWLEDGMENT

Form for Physical Certificate

[Company Letterhead]

Via Fax: [201-296-4279] only

Mellon Investor Services LLC

Stock Option Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: Option Issuance 001-751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via Physical certificate. The shares are being issued to cover the conversion of Senior Subordinated Secured Convertible Notes under the Securities Purchase Agreement, dated as of December 30, 2004:

Date of Certificate:

Number of Shares:

Optionee Name:

Social Security Number:

Restricted Shares:	☐ NO ☐ YES (see attached legend to be affixed to certificate)

Name on Certificate:

Mailing Address

for Certificates:

Method of Delivery:

Please call [Company contact & Phone # ] if you have any questions. Thank you for your assistance.

Very truly yours,

[Company Contact Name]
[Title]

EXHIBIT II

FINANCIAL COVENANTS

So long as any principal of or interest on this Note (whether or not due) shall remain unpaid or outstanding, the Company shall not:

(a) Minimum EBITDA. Permit Consolidated EBITDA of the Company for the Fiscal Quarter ending on the last day of the month set forth below to be less than the amount set forth opposite such date:

Fiscal Quarter Ending:	Minimum Consolidated EBITDA:
September 30, 2005	$8,361,000
December 31, 2005	$12,717,000
March 31, 2006	$16,308,000
June 30, 2006	$18,297,000
September 30, 2006	$21,240,000
December 31, 2006	$22,837,500
March 31, 2007	$23,017,500
June 30, 2007	$26,055,000
September 30, 2007	$26,550,000
December 31, 2007 and each Fiscal Quarter end thereafter	$26,820,000

(b) Senior Secured Leverage Ratio. Permit for the Fiscal Quarter ending on the last day of the month set forth below the Senior Secured Leverage Ratio to be greater than the ratio set forth opposite such period:

Fiscal Quarter Ending:	Senior Secured Leverage Ratio:
September 30, 2005	1.10:1.00
December 31, 2005	1.10:1.00
March 31, 2006	1.10:1.00
June 30, 2006	1.10:1.00
September 30, 2006	1.10:1.00
December 31, 2006	0.605:1.00
March 31, 2007	0.825:1.00
June 30, 2007	0.77:1.00
September 30, 2007	0.66:1.00
December 31, 2007 and each Fiscal Quarter end thereafter	0.385:1.00

(c) Excess Availability. Permit at any time Availability plus Qualified Cash to be less than $2,700,000.

(d) Consolidated Fixed Charge Coverage Ratio. Permit at the end of each Fiscal Quarter set forth below the Consolidated Fixed Charge Coverage Ratio for such Fiscal Quarter then ended to be less than the ratio set forth opposite such period:

Fiscal Quarter Ending:	Fixed Charge Coverage Ratio:
September 30, 2005	1.575:1.00
December 31, 2005 and each Fiscal Quarter end thereafter	1.575:1.00

Capitalized terms used in this Exhibit II and not otherwise define in this Note shall have the respective meanings ascribed to them in the Current Credit Facility, as in effect on the Issuance Date of this Note.

Appendix E

[FORM OF WARRANT]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

MODTECH HOLDINGS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock:

Date of Issuance: December 30, 2004 (“Issuance Date”)

Modtech Holdings, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AMPHORA LIMITED, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., New York Time, on the Expiration Date (as defined below), a number of fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”) equal to the Warrant Number (as defined below). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 15. This Warrant is one of the Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of December 30, 2004 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”).

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds or (B) by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the

Aggregate Exercise Price (or notice of a Cashless Exercise) (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission System, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above or notification to the Company of a Cashless Exercise referred to in Section 1(d), the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means a price equal to the greater of (A) the product of (x) 115% and (y) the arithmetic average of the Weighted Average Price of the Common Stock on the five (5) Trading Days commencing with the First Trading Day after the Subscription Date and (B) $8.61, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. Subject to Section 1(f), if the Company shall fail for any reason or for no reason to issue to the Holder within three (3) Business Days of receipt of the Exercise Delivery Documents, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or to credit the Holder’s balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, then, in addition to all other remedies available to the Holder, the Company shall pay in cash to the Holder on each day after such third Business Day that the issuance of such shares of Common Stock is not timely effected an amount equal to 1.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the Holder on a timely basis and to which the Holder is entitled and (B) the Closing Sale Price of the shares of Common Stock on the trading day immediately preceding the last possible date which the Company could have issued such shares of Common Stock to the Holder without violating Section 1(a). In addition to the foregoing, if within three (3) trading days after the Company’s receipt of the facsimile copy of a Exercise Notice the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or credit the Holder’s balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder’s exercise hereunder, and if on or after such trading day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, if a Registration Statement (as defined in the Registration Rights Agreement) covering the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the resale of such Unavailable Warrant Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Closing Sale Price of the shares of Common Stock (as reported by Bloomberg) on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Limitations on Exercises.

(i) Beneficial Ownership. The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person’s affiliates) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common

Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the SPA Securities and the SPA Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of SPA Warrants.

(ii) Principal Market Regulation. The Company shall not be obligated to issue any shares of Common Stock upon exercise of this Warrant if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue upon exercise or conversion, as applicable, of the SPA Warrants and SPA Securities without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its shareholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Buyer shall be issued in the aggregate, upon exercise or conversion, as applicable, of any SPA Warrants or SPA Securities, shares of Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the total number of shares of Common Stock underlying the SPA Warrants issued to such Buyer pursuant to the Securities Purchase Agreement on the Issuance Date and the denominator of which is the aggregate number of shares of Common Stock underlying the SPA Warrants issued to the Buyers pursuant to the Securities Purchase Agreement on the Issuance Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Buyer shall sell or otherwise transfer any of such Buyer’s SPA Warrants, the transferee shall be allocated a pro rata portion of such Buyer’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of SPA Warrants shall exercise all of such holder’s SPA Warrants into a number of shares of Common Stock which, in the aggregate, is less than such holder’s Exchange Cap Allocation, then the difference between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder shall be allocated to the respective Exchange Cap Allocations of the remaining holders of SPA Warrants on a pro rata basis in proportion to the shares of Common Stock underlying the SPA Warrants then held by each such holder.

(g) Insufficient Authorized Shares. If at any time while any of the Warrants remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of the Warrants at least a number of shares of Common Stock equal to the 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of the Warrants then outstanding (the “Required Reserve Amount”) (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Adjustment upon Issuance of shares of Common Stock. If and whenever on or after the Subscription Date the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued by the Company in connection with any Excluded Securities (as defined in the SPA Securities) for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to the product of (A) the Exercise Price in effect immediately prior to such Dilutive Issuance and (B) the quotient determined by dividing (1) the sum of (I) the product derived by multiplying the Exercise Price in effect immediately prior to such Dilutive Issuance and the number of shares of Common Stock Deemed Outstanding immediately prior to such Dilutive Issuance plus (II) the consideration, if any, received by the Company upon such Dilutive Issuance, by (2) the product derived by multiplying (I) the Exercise Price in effect immediately prior to such Dilutive Issuance by (II) the number of shares of Common Stock Deemed Outstanding immediately after such Dilutive Issuance. Upon each such adjustment of the Exercise Price hereunder, the number of Warrant Shares shall be adjusted to the number of shares of Common Stock determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For purposes of determining the adjusted Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company in any manner grants any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon exercise of such Options or upon conversion, exercise or exchange of such Convertible Securities” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the Exercise Price or number of Warrant Shares shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the Exercise Price or number of Warrant Shares shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the Exercise Price and the number of Warrant Shares in effect at the time of such increase or decrease shall be adjusted to the Exercise Price and the number of Warrant Shares which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of this Warrant are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the Exercise Price then in effect or a decrease in the number of Warrant Shares.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $0.01. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such security on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) Floor Price. Until such time as the Company receives the Stockholder Approval (as defined in the Securities Purchase Agreement), no adjustment pursuant to this Section 2(a) shall cause the Exercise Price to be less than $8.56 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction).

(b) Adjustment upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(c) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(a) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Bid Price of the shares of Common Stock on the trading day immediately preceding such record date; and

(b) the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding paragraph (a); provided that in the event that the Distribution is of shares of Common Stock (or common equity) (“Other Shares of Common Equity”) of a company whose shares of common equity are traded on a national securities exchange or a national automated quotation system, then the Holder may elect to receive a warrant to purchase Other Shares of Common Equity in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Equity that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding paragraph (a) and the number of Warrant Shares calculated in accordance with the first part of this paragraph (b).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section (4)(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Warrants in exchange for such Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the Fundamental Transaction, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrant been exercised immediately prior to such Fundamental Transaction. Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied without regard to any limitations on the exercise of this Warrant.

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, 120% of the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant

Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders and any such amendment or action so approved shall be binding upon all existing and future Holders of this Warrant; provided that no such action may increase the exercise price of any SPA Warrants or decrease the number of shares or class of stock obtainable upon exercise of any SPA Warrants without the written consent of the Holder. No such amendment shall be effective to the extent that it applies to less than all of the holders of the SPA Warrants then outstanding.

10. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant. The Company shall use reasonable best efforts to cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company, except as may otherwise be required by Section 2(f) of the Securities Purchase Agreement.

15. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Bloomberg” means Bloomberg Financial Markets.

(b) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(c) “Common Stock” means (i) the Company’s shares of Common Stock, par value $.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(d) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(e) “Common Stock Deemed Outstanding” means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 2(a)(i) and 2(a)(ii) hereof regardless of whether the Options or Convertible Securities are actually exercisable at such time, but excluding any Common Stock owned or held by or for the account of the Company or issuable upon conversion or exercise, as applicable, of the SPA Securities and the Warrants.

(f) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, or The Nasdaq SmallCap Market.

(h) “Expiration Date” means the date sixty months after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(i) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of either the outstanding shares of Common Stock or the outstanding shares of Class B Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(j) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(k) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(l) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(m) “Principal Market” means the Nasdaq National Market.

(n) “Registration Rights Agreement” means that certain registration rights agreement by and among the Company and the Buyers.

(o) “Required Holders” means the holders of the SPA Warrants representing at least a majority of shares of Common Stock underlying the SPA Warrants then outstanding.

(p) “SPA Securities” means the Notes issued pursuant to the Securities Purchase Agreement.

(q) “Successor Entity” means the Person (or, if so elected by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(r) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(s) “Warrant Number” means a number of shares of Common Stock equal to the quotient of (x) 8% of the amount of the Principal (as defined in the SPA Securities) of the Notes issued to the Holder at the Closing (as defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement and (y) the Exercise Price.

(t) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

MODTECH HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

MODTECH HOLDINGS, INC.

The undersigned holder hereby exercises the right to purchase                              of the shares of Common Stock (“Warrant Shares”) of Modtech Holdings, Inc., a Delaware corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

                     a “Cash Exercise” with respect to                                          Warrant Shares; and/or

                     a “Cashless Exercise” with respect to                                      Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                      Warrant Shares in accordance with the terms of the Warrant.

Date:                          ,

Name of Registered Holder

By:
Name:
Title:

ACKNOWLEDGMENT

Delivery Via DWAC

[Company Letterhead]

Date:

Via Fax:[201-296-4491] only

Mellon Investor Services LLC

DWAC Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: DWAC Issuance 001-751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via DWAC. The shares are being issued to cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of December 29, 2004.

Number of Shares:

Original Issue or

Transfer from Treasury Account

Broker Name:

Broker’s DTC Number:

Contact and Phone:

   The broker will initiate the DWAC transaction on (date).

Sincerely,

[Company Contact Name]

[Title]

cc: Broker

ACKNOWLEDGMENT

Form for Physical Certificate

[Company Letterhead]

Via Fax:[201-296-4279] only

Mellon Investor Services LLC

Stock Option Dept

85 Challenger Road, Overpeck Center

Ridgefield Park NJ 07660

Re: Option Issuance 001-751-60783C10	Control No. 2005-

Ladies and Gentlemen:

You are hereby authorized to issue and deliver the shares of Common Stock as indicated below via Physical certificate. The shares are being issued to cover the exercise of the Warrants under the Securities Purchase Agreement, dated as of December 29, 2004:

Date of Certificate:

Number of Shares:

Optionee Name:

Social Security Number:

Restricted Shares:	☐ NO ☐ YES (see attached legend to be affixed to certificate)

Name on Certificate:

Mailing Address for Certificates:

Method of Delivery:

Please call [Company contact & Phone #] if you have any questions. Thank you for your assistance.

Very truly yours,

[Company Contact Name]

            [Title]

Appendix F

MODTECH HOLDINGS, INC.

2002 NONSTATUTORY STOCK OPTION PLAN

1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through awards of Options. Capitalized terms not defined in the text are defined in Section 19.

2. Shares Subject to the Plan

2.1 Number of Shares Available. Subject to Sections 2.2 and 14, (a) the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be One Million (1,000,000) Shares, and (b) Shares that are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option will again be available for grant and issuance in connection with future Awards under this Plan. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan.

2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number of Shares reserved for issuance under this Plan, and (b) the Exercise Prices of and number of Shares subject to outstanding Options will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provide, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Committee.

3. Eligibility. Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, contractors, and advisors render bona fide services not in connection with the offer and sale of securities in a capital raising transaction.

4. Administration.

4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

(a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b) prescribe, amend and rescind rules and regulations relating to this Plan;

(c) select persons to receive Awards;

(d) determine the form and terms of Awards;

(e) grant waivers of Plan or Award conditions;

(f) determine the vesting and exercisability of Awards;

(g) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement; and

(h) make all other determinations necessary or advisable for the administration of this Plan.

4.2 Discretion. Any determination made by the Board or Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan.

5. Options. All Options granted will be nonstatutory stock options, which are options not intended to satisfy the requirements of incentive stock options under Section 422 of the Code, or comply with the requirements for employee stock purchase plans under Section 423 of the Code. No other form of Award may be made under this Plan. The Committee will have the discretion to determine, the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by a written Award Agreement, which will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Award Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Award Agreement governing such Option. The Committee may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may be not less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 6 of this Plan.

5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

5.6 Termination. Except as otherwise determined by the Committee and set forth in the Award Agreement, exercise of an Option is subject to the following:

(a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options no later than three (3) months after the Termination Date, but only to the extent that such Options would have been exercisable upon the Termination Date, and in any event, no later than the expiration date of the Options.

(b) If the Participant is Terminated because of the Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of the Participant’s death or disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, but in any event no later than the expiration date of the Options.

(c) Notwithstanding (a) and (b) above, if the Participant is Terminated for cause (as defined in the applicable Award Agreement) any Option not exercised in full prior to such termination will be deemed automatically canceled and may not be exercised on or after the Termination Date.

5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that must be purchased on any exercise of an Option, provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8 Modification. Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. The Committee may reduce the Exercise Price of outstanding Options without the consent of the Participants affected by a written notice to them; provided, however that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

6. Payment for Share Purchases.

6.1 Payment. Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a) by cancellation of indebtedness of the Company to the Participant;

(b) by surrender of shares of common stock of the Company that are acceptable to the Committee;

(c) by tender of a full recourse promissory note having such terms, including security for the note, as the Committee may determine, or as may be required by law;

(d) by waiver of compensation due or accrued to the Participant for services rendered;

(e) provided that a public market for the Company’s stock exists:

(1) through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(2) through a “margin” commitment from the Participant and a NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(f) by any combination of the foregoing, or by such other method as is approved by the Committee and otherwise permitted by law.

6.2 Loan Guarantees. The Committee may help the Participant pay for Shares purchased under this Plan by authorizing a guarantee by the Company of a third-party loan to the Participant.

7. Withholding Taxes.

7.1 Withholding Generally. Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares.

7.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form acceptable to the Committee and will be subject to such additional restrictions as the Committee may elect to impose.

8. Rights as a Stockholder. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in Section 2.2 above.

9. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by any Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. During the lifetime of a Participant, the Award will be exercisable only by the Participant, and any elections with respect to the Award, may be made only by the Participant.

10. Certificates. All certificates for Shares delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

11. Exchange of Awards. The Committee may, at any time or from time to time with the consent of the respective Participants issue new Awards in exchange for the surrender and cancellation of existing Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

12. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable.

13. No Obligation to Employ. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate any Participant’s employment or other relationship at any time, with or without cause.

14. Corporate Transactions.

14.1 Acceleration; Assumption or Replacement of Awards by Successor. Unless assumed, converted or replaced as provided for below, each Option outstanding at the time of a Corporate Transaction that is not otherwise fully vested shall automatically accelerate so that each such Option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the Shares at the time subject to that Option. An outstanding Option shall not so accelerate if and to the extent: (i) such Option is, in connection with the Corporate Transaction, assumed, converted or replaced or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Corporate Transaction, (ii) such Option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Corporate Transaction on the Shares for which the Option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those Shares or (iii) the acceleration of such Option is subject to other limitations imposed by the Committee at the time of it was granted. Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction. Each Option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant in consummation of such Corporate Transaction had the Option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the Exercise Price payable per Share under each outstanding Option, provided the aggregate Exercise Price payable for such securities shall remain the same, and (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan. The Committee may at any time provide that one or more Options will automatically accelerate in connection with a Corporate Transaction, whether or not those Options are assumed or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction. Any such Option shall accordingly become exercisable, immediately prior to the effective date of such Corporate Transaction, for all of the Shares at the time subject to that Option.

14.2 Other Treatment of Awards. Subject to any greater rights granted to the Participants under the foregoing provisions of this Section 14, in the event of the occurrence of any transaction described in Section 14.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”

14.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

15. Adoption and Stockholder Approval. This Plan was adopted by the Board effective as of March 5, 2002. The Board may at its discretion seek stockholder approval of this Plan, if it determines that such approval is required by law, The Nasdaq Stock Market Marketplace Rules, or is otherwise necessary or desirable.

16. Term of Plan. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

17. Amendment or Termination of Plan. The Board may at any time terminate or amend the Plan without the approval of the stockholders of the Company, unless such approval is required by law (including Section 16(b) of the Exchange Act), The Nasdaq Market Marketplace Rules, or otherwise. Notwithstanding the foregoing, no amendment or termination may, in the absence of written consent by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment or termination is adopted by the Board; provided that adjustments pursuant to Section 2.2 and 14 shall not require the consent of any Participant.

18. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19. Definitions.

“Award” means any award of Options under this Plan.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of the Board comprised of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act appointed to administer this Plan, or if no such committee is appointed, the Board. The Committee may consist of persons who are not “non-employee directors” within the meaning of Rule 16b-3 if the Awards are approved by the Board or stockholders, or if the Awards may not be exercised for at least 6 months from the date of grant. During all times that the Company is subject to Section 16 of the Exchange Act, the Company will take appropriate steps to comply with the administration requirements of Section 16(b) of the Exchange Act.

“Company” means Modtech Holdings, Inc., a Delaware corporation, or any successor corporation.

“Corporate Transaction” means:

(a) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the outstanding securities of the Company are transferred to a person or persons different from the person or persons holding those securities immediately prior to such transaction, or

(b) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company.

“Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day), and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

(b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading;

(c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination; or

(d) if none of the foregoing is applicable, by the Committee in good faith.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Plan” means this Modtech Holdings, Inc. 1999 Nonstatutory Stock Option Plan, as amended from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock and any successor security.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

MODTECH HOLDINGS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints David M. Buckley and Charles C. McGettigan, or either of them, as attorney-in-fact and proxy for the undersigned, each with full power of substitution, to represent the undersigned and vote, as designated below, all of the shares of Common Stock of Modtech Holdings, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Special Meeting of Shareholders to be held on December 29, 2005, or at any adjournment or continuation thereof.

(To be signed and dated on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

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	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

The Board of Directors recommends a vote “For” each of the following Proposals:

1. Approval of the private placement and the issuance of 2,046,000 shares of common stock and warrants to purchase an additional 1,023,000 shares of common stock.	FOR ☐	AGAINST ☐	ABSTAIN ☐

2. Approval of the issuance of the shares of common stock to be issued upon conversion of a $25.9 million convertible note and exercise of the related warrants.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approval of the amendment to the Company’s Certificate of Incorporation to increase the authorized number of shares of common stock from 25 million to 55 million.	FOR ☐	AGAINST ☐	ABSTAIN ☐

4. Approval of the amendment to the Company’s 2002 Nonstatutory Stock Option Plan to increase the number of shares of common stock issuable upon exercise of options granted under the plan from 1 million to 2 million.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxy holders are authorized to vote on such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF THE PRIVATE PLACEMENT, THE APPROVAL OF THE ISSUANCE OF COMMON STOCK PURSUANT TO OUR CONVERTIBLE NOTE AND RELATED WARRANTS, THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION, THE AMENDMENT OF THE 2002 NONSTATUTORY STOCK OPTION PLAN, AND, IN THE DISCRETION OF THE PROXY HOLDERS, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE.

Signature	Signature (if held jointly)	Dated , 2005

NOTE: Please sign as name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

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